As filed with the Securities and Exchange Commission on February 29, 2008

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

Point Asset Management, Inc.

(Exact Name of Registrant as Specified in its Governing Instruments)

Federated Investors Tower

Pittsburgh, Pennsylvania 15222-3779

(412) 288-1900

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Raymond J. Hanley

Chief Executive Officer and President

Point Asset Management, Inc.

Federated Investors Tower

Pittsburgh, Pennsylvania 15222-3779

(412) 288-1900

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Phillip J. Kardis, II, Esq.	Patrick S. Brown, Esq.
Anthony C. Green, Esq.	Sullivan & Cromwell LLP
Kirkpatrick & Lockhart Preston Gates Ellis LLP	1888 Century Park East
1601 K Street, N.W.	Los Angeles, CA 90067
Washington, DC 20006	(310) 712-6600
(202) 778-9401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock	$250,000,000	$9,825

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 29, 2008

Point Asset Management, Inc.

[LOGO]

             Shares

Common Stock

Point Asset Management, Inc. is a Maryland corporation that will invest predominantly in agency mortgage-backed securities. Agency mortgage-backed securities are mortgage-backed securities for which a government agency or federally chartered corporation, such as Fannie Mae, Freddie Mac, or Ginnie Mae guarantees payments of principal or interest on the securities. We will be externally managed and advised by Federated Investment Counseling, which we refer to as FIC or our Manager, an investment adviser registered with the Securities and Exchange Commission. FIC is a wholly-owned subsidiary of FII Holdings, Inc., which we refer to as FII Holdings. FII Holdings is a wholly owned subsidiary of Federated Investors, Inc., which we refer to as Federated.

Simultaneously with the completion of this offering, FII Holdings will purchase $25 million of our common stock at the initial public offering price per share in a private placement and will own approximately % of our outstanding common stock upon completion of this offering (which percentage excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and shares of restricted common stock approved to be granted to our executive officers and employees of our Manager and to our independent directors, simultaneously with completion of this offering).

This is our initial public offering. We are offering the shares of common stock described in this prospectus. We expect the initial public offering price of our common stock to be $             per share. Currently, no public market exists for our common stock. We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol “PNT.”

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in qualifying as a REIT, ownership of our common stock by any person is generally limited to 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. Our charter also contains various other restrictions on the ownership and transfer of our common stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks. See “ Risk Factors” beginning on page 14 of this prospectus for a discussion of the following and other risks:

•

There are various conflicts of interest in our relationship with our Manager and Federated and its other affiliates, which could result in decisions that are not in the best interest of our stockholders.

•	Our Manager has no experience operating a REIT and we cannot assure you that our Manager’s past experience will be sufficient to successfully manage our business as a REIT.

•	We will commence operations only upon the completion of this offering.

•	The net proceeds from this offering are not committed to specific investments.

•	We are dependent on our Manager and its key personnel and may not find a suitable replacement if our Manager terminates the management agreement with us.

•	Maintenance of our exemption from registration under the Investment Company Act of 1940 imposes limits on our operations.

•	If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to income tax at regular corporate tax rates and could face substantial tax liability.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriter the right to purchase up to additional shares of our common stock to cover overallotments. The shares will be ready for delivery on or about , 2008.

Deutsche Bank Securities

The date of this prospectus is             , 2008.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “Point,” “company,” “we,” “us” and “our” refer to Point Asset Management, Inc.; “our Manager” and “FIC” refer to Federated Investment Counseling, our external manager; “FII Holdings” refers to FII Holdings, Inc., the parent company of FIC; and “Federated” refers to Federated Investors, Inc., the parent company of FII Holdings. Unless indicated otherwise, the information in this prospectus assumes (i) the common stock to be sold in this offering is to be sold at $             per share, (ii) the simultaneous offering to FII Holdings of $25 million of our common stock at the initial public offering price per share in a private placement, and (iii) no exercise by the underwriter of its overallotment option to purchase up to an additional              shares of our common stock.

Our Company

We are a newly-formed specialty finance company that will invest predominantly in a portfolio of mortgage-backed securities, or MBS, for which a government agency or federally chartered corporation, such as the Federal Home Loan Mortgage Corporation, or Freddie Mac, the Federal National Mortgage Association, or Fannie Mae, or the Government National Mortgage Association, or Ginnie Mae, guarantees payments of principal or interest on the securities. We refer to these securities as Agency MBS. Our Agency MBS may include mortgage pass-through certificates, collateralized mortgage obligations, or CMOs, and other securities representing interests in or obligations backed by pools of mortgage loans. While our primary investment focus will be Agency MBS, we may also acquire MBS created by banks and mortgage banking companies for which an Agency does not guarantee payments of principal or interest. We refer to these securities as non-Agency MBS. Our principal business objective is to generate net income for distribution to our stockholders from the spread between the interest income on our MBS and the cost of borrowings to finance our acquisition of these MBS.

We will be externally managed by Federated Investment Counseling, or FIC, an indirect wholly-owned subsidiary of Federated, a New York Stock Exchange listed provider of investment management products and related financial services. Simultaneously with the completion of this offering, FII Holdings, FIC’s parent, will purchase $25 million of our common stock at the initial public offering price per share in a private placement and will own approximately             % of our outstanding common stock upon completion of this offering (which percentage excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and              shares of restricted common stock approved to be granted to our executive officers and employees of our Manager and to our independent directors, simultaneously with completion of this offering). We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

We intend to finance our purchases of investment securities with the net proceeds of equity offerings and financings under repurchase agreements whose interest rates adjust based on changes in short-term market interest rates. If we qualify for taxation as a REIT, we generally will not be subject to federal income tax on our taxable income that is distributed to our stockholders. Therefore, we intend that substantially all of our assets will consist of qualified REIT real estate assets (of the type described in Section 856(c)(5)(B) of the Internal Revenue Code, as amended, or Code).

Our Investment Strategy

Our principal business objective is to generate income for distribution to our stockholders, primarily from the net cash flows from our MBS. Our net cash flows result primarily from the difference between the interest income on our investment securities and borrowing costs of our repurchase agreements. To achieve our business objective, our strategy is to:

•

build an investment portfolio consisting of MBS, the majority of which will be Agency MBS, which we expect will have fixed interest rates or adjustable interest rates based on changes in short-term market interest rates, that seeks to generate attractive risk-adjusted returns;

•	manage financing, interest and prepayment rate risks;

•	utilize leverage to increase potential returns to stockholders through borrowings;

•	provide regular quarterly distributions to stockholders;

•	qualify to be taxed as a REIT; and

•	operate our business so as to be exempt from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.

Under our asset allocation policy, at least 85% of our total assets must be comprised of Agency MBS that are unrated but are guaranteed by the U.S. Government or an agency of the U.S. Government. The remainder of our assets, comprising not more than 15% of our total assets, may consist of non-Agency MBS that are not guaranteed by the U.S. Government or an agency of the U.S. Government but are rated within one of the two highest rating categories by at least one of the nationally recognized rating agencies, or Rating Agencies. Until appropriate investments can be identified, our Manager may invest our funds in interest-bearing, short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT.

Our investment decisions, however, will depend on prevailing market conditions and will change over time. As a result, we cannot predict the percentage of our assets that will be invested in each asset class or whether we will invest in other classes of investments. We may change our investment strategy and policies without a vote of our stockholders.

We intend to elect and qualify to be taxed as a REIT and to operate our business so as to be exempt from registration under the 1940 Act, and therefore will be required to invest a substantial majority of our assets in loans secured by mortgages on real estate and real estate-related assets.

Our Financing and Hedging Strategies

We intend to use leverage to increase potential returns to our stockholders. While we may, subject to our maintaining our qualification as a REIT, use a number of sources to finance our investments, we expect to primarily use repurchase agreements to finance the purchase of Agency MBS and other investment assets. We will attempt to structure our borrowings such that, on an aggregate basis, they generally correspond to the interest rate risks of our MBS. We expect that periodic rate adjustments on our borrowings, however, will be generally more frequent than rate adjustments on our MBS which are subject to adjustment.

We generally expect to maintain a ratio of debt-to-equity of between 8:1 and 12:1, although the ratio may vary from time to time depending upon market conditions and other factors that our management deems relevant. For purposes of calculating this ratio, our equity is equal to the value of our investment portfolio on a mark-to-market basis, less the book value of our obligations under repurchase agreements and other collateralized borrowings.

Subject to maintaining our qualification as a REIT, we intend to utilize derivative financial instruments, including, among others, interest rate swaps, interest rate caps, and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a spread between the yield on our assets and the cost of our financing.

Our Competitive Advantages

We believe that our competitive advantages include the following:

Access to an Established Asset Manager with Comprehensive Financial Monitoring and Risk Management Policies and Procedures.

Our Manager is a subsidiary of Federated Investors, Inc. (together with its subsidiaries, Federated), one of the largest investment managers in the United States with $302 billion in managed assets as of December 31, 2007. Over the years, Federated has developed comprehensive financial monitoring and risk management policies and procedures, all of which we believe will be beneficial to us.

Experienced MBS Investment Team.

Our Manager has a long history of strong performance across a broad range of fixed-income assets. Our Manager’s investment professionals have a long history of investing in a variety of mortgage and real estate-related securities on whom we will rely. Investments will be overseen by an investment committee of our Manager’s professionals, consisting of Todd Abraham, Randall S. Bauer, Liam O’Connell and Robert Ostrowski.

Focused Investment Strategy.

Our investment strategy seeks to optimize our risk-adjusted returns by creating an investment portfolio consisting predominantly of Agency MBS. Because we will invest predominantly in Agency MBS, we expect our investment portfolio to have limited credit risk due to the guarantee of principal and interest payments by a U.S. Government agency or U.S. Government-sponsored entity. We expect our focused investment strategy to be a competitive advantage relative to other residential mortgage investors that have experienced a deterioration in the credit performance of their residential mortgage loan investment portfolios.

Access to Federated’s and Our Manager’s Relationships.

Federated and its affiliates, including our Manager, have developed long-term relationships with a number of commercial and investment banks and other financial intermediaries. We believe these relationships will provide us with a range of high-quality investment and financing opportunities.

Alignment of Interests between Federated, Our Manager and Our Investors.

Simultaneously with the completion of this offering, FII Holdings will purchase $25 million of our common stock at the initial public offering price per share in a private placement and will own approximately             % of our outstanding common stock upon completion of this offering (which percentage excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and              shares of restricted common stock approved to be granted to our executive officers and employees of our Manager and to our independent directors, simultaneously with completion of this offering). Moreover, a portion of the fees that may be earned by our Manager consists of incentive compensation that is based on the amount by which a measure of our earnings exceeds a specified threshold. We believe that FII Holdings’s investment and our Manager’s ability to earn performance fees will align our Manager’s interests with our interests.

Summary Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our common stock.

•

There are various conflicts of interest in our relationship with our Manager and Federated and its affiliates, which could result in decisions that are not in the best interest of our stockholders. These conflicts include the compensation structure under the management agreement with our Manager, whereby our Manager is entitled to receive a base management fee, which is not tied to the performance of our portfolio, and incentive compensation based on our portfolio’s performance, which may lead it to place emphasis on the short-term maximization of net income. In addition, our officers and several of our directors are also employees of Federated or its affiliates, including our Manager, which may result in conflicts between their duties to us and to Federated and its affiliates, including our Manager.

•	Our Manager has no experience operating a REIT and we cannot assure you that our Manager’s past experience will be sufficient to successfully manage our business as a REIT.

•

We have no operating history and may not operate successfully. We operate in a highly competitive market for investment opportunities. We have not yet identified any specific investments. Our financial condition and results of operation will depend on our ability to manage future growth effectively.

•	We are dependent on our Manager and its key personnel for our success and such personnel may leave the employment of our Manager or otherwise become no longer available to us.

•

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as it would be if it had been negotiated with an unaffiliated third party and may be difficult and costly to terminate.

•

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment decision made by our Manager. We may change our investment strategy and asset allocation without stockholder consent, which may result in riskier investments.

•	We expect to use leverage to fund the acquisition of our assets, which may adversely affect our return on our investments and may reduce cash available for distribution to our stockholders.

•

Loss of our 1940 Act exemption would adversely affect us and negatively affect our stock price and our ability to distribute dividends to our stockholders and could result in the termination of the management agreement with our Manager. In addition, the assets we may acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder which may, in some cases, preclude us from pursuing the most economically beneficial investment alternatives.

•

Failure to procure adequate repurchase agreement financing, or to renew or replace a repurchase agreement financing as it matures, would adversely affect our results of operations and may, in turn, negatively affect the market value of our common stock and our ability to make distributions to our stockholders.

•

Failure to obtain adequate capital and funding would adversely affect our results and may, in turn, negatively affect the market price of shares of our common stock and our ability to distribute dividends to our stockholders.

•	An increase in our borrowing costs relative to the interest we receive on our assets may adversely affect our profitability, and thus our cash available for distribution to our stockholders.

•

Increases in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

•

Our hedging transactions may not completely insulate us from interest rate risk. Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

•	Prepayment rates could negatively affect the value of our MBS, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

•	The mortgage loans underlying the non-Agency mortgage-backed securities we may invest in are subject to delinquency, foreclosure, and loss, which could result in losses to us.

•	Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders.

•

The REIT qualification rules impose limitations on the types of investments and hedging, financing, and other activities which we may undertake, and these limitations may, in some cases, preclude us from pursuing the most economically beneficial investment, hedging, financing and other alternatives.

Our Structure

We were formed by FII Holdings, who may be deemed our promoter, as a Maryland corporation on February 26, 2008. Our initial stockholder is FII Holdings which, simultaneously with the completion of this offering, will purchase $25 million of our common stock at the initial public offering price per share in a private placement and will own approximately             % of our outstanding common stock upon completion of this offering (which percentage excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and              shares of restricted common stock approved to be granted to our executive officers and employees of our Manager and to our independent directors, simultaneously with completion of this offering).

The following chart shows our structure after giving effect to this offering:

(1)	Excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and shares of restricted common stock approved to be granted to our independent directors, our executive officers, and employees of our Manager simultaneously with completion of this offering. The shares approved to be granted to our independent director nominees fully vest on . The shares approved to be granted to our executive officers and employees of our manager vest quarterly over a -year period beginning.

Our Manager

We will be externally managed and advised by FIC, an investment advisor registered with the Securities and Exchange Commission, or SEC. Our Manager is a Delaware statutory trust. Our Manager commenced operations on April 11, 1989. At December 31, 2007, our Manager was the adviser or sub-adviser for funds, other investment vehicles, and managed and other discretionary accounts with approximately $40.2 billion in net assets.

Our Manager will be responsible for administering our business activities and day-to-day operations pursuant to a management agreement with us. All of our officers are employees of Federated or its affiliates, including our Manager. Our Manager has well-respected and established portfolio management resources for our targeted asset class and a sophisticated infrastructure supporting those resources, including investment professionals focusing on Agency and non-Agency MBS and other mortgage-related securities. Our Manager’s investment professionals have extensive experience in performing services for entities that are the adviser or sub-adviser for funds, other investment vehicles, and other managed and discretionary accounts which focus on Agency and non-Agency MBS and other mortgage-related securities. Neither our Manager nor affiliates of our Manager has ever previously managed or advised a public REIT. We also expect to benefit from our Manager’s finance and administration functions, which address legal, compliance, investor relations, and operational matters, including portfolio management, trade allocation and execution, securities valuation, risk management and information technologies in connection with the performance of its duties.

Federated Investors, Inc.

Federated Investors, Inc., together with its subsidiaries, is one of the largest investment managers in the United States with $302 billion in managed assets as of December 31, 2007. The majority of the revenue of Federated and its subsidiaries is derived from advising and administering Federated mutual funds, separate accounts (which includes separately managed accounts, institutional accounts and sub-advised funds), and other sponsored products in both domestic and international markets. Federated and its subsidiaries also derive revenue from administering mutual funds sponsored by third parties and from providing various other mutual fund-related services, including distribution, shareholder servicing and retirement plan recordkeeping services. Federated’s Class B Common Stock trades on the New York Stock Exchange under the symbol “FII.”

Federated Investment Management Company

Federated Investment Management Company, or FIMC, is an investment advisor registered with the SEC. FIMC is a wholly-owned subsidiary of our parent that serves as the fund manager for mutual funds. Many of the investment personnel of our Manager also serve as investment personnel of FIMC. At December 31, 2007, FIMC was the fund manager for 102 mutual funds with approximately $202.9 billion in net assets, including 5 mutual funds with approximately $2.16 billion in net assets which have substantially all of their investments in Agency MBS. These assets represent a portion of the $302 billion in assets managed by Federated as of December 31, 2007.

Our Relationship with Our Manager and its Affiliates

We will be externally managed and advised by our Manager. We expect to benefit from the personnel, infrastructure, relationships, and experience of our Manager and its senior investment professionals to enhance the growth of our business. Each of our officers is also an employee of Federated or its affiliates, including our Manager. We expect to have no employees other than our officers. Our Manager is not obligated to dedicate certain of its employees exclusively to us, nor is it or its employees obligated to dedicate any specific portion of its time to our business.

We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties, performing all of our day-to-day functions; determining investment criteria in conjunction with our board of directors; sourcing, analyzing and executing investments; asset sales and financings; and performing asset management duties. In addition, our Manager has an investment committee of our Manager’s professionals consisting of Todd Abraham, Liam O’Connell, and Robert Ostrowski to advise and consult with our Manager’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines.

The initial term of the management agreement will be through June 30, 2011, with automatic, one-year renewals at each anniversary thereafter. Our independent directors will review our Manager’s performance annually, and following the initial term, the management agreement may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than shares held by FII Holdings or its affiliates), based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to us, or (ii) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will be obligated to provide our Manager with 180-days’ prior notice of such termination. Upon termination without cause, we will pay our Manager a termination fee. We may also terminate the management agreement with 30 days’ prior notice from our board of directors, without payment of a termination fee, for cause or upon a change of control of FII Holdings or our Manager, each as defined in the management agreement. Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement by providing us with 180-days’ written notice, in which case we would not be required to pay a termination fee.

Our Manager is entitled to receive from us a base management fee, an incentive management fee based on certain performance criteria, reimbursement of certain expenses, and a termination fee if we decide to terminate the management agreement without cause or if our Manager terminates the management agreement upon a material breach by us. We believe that the base management fee, incentive management fee, and termination fee that our Manager is entitled to receive are comparable to the fees received by managers of comparable externally managed REITs.

The following table summarizes the fees and expense reimbursements and other amounts that we will pay to our Manager:

Type	Description	Payment
Base management fee:	1.75% per annum, calculated quarterly, of our stockholders’ equity. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock, and less any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in accounting principles generally accepted in the United States, or GAAP, and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors.	Quarterly in cash.

Incentive management fee:	Quarterly fee equal to 20% of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive management fee, exceeds the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of shares of common stock outstanding in such quarter and (2) 0.50% plus one-fourth of the average of the one month LIBOR rate for such quarter and the previous three quarters. For the initial four quarters following this offering, Core Earnings and the LIBOR rate will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings and LIBOR rate for the initial quarter will each be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors.	Quarterly in cash, subject to certain limitations.

Expense reimbursement	Reimbursement of expenses related to us incurred by our Manager, including legal, accounting, due diligence and other services, but excluding the salaries and other compensation of our Manager’s employees.	Quarterly in cash

Termination fee	Termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter.	Upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

Conflicts of Interest

We are dependent on our Manager for our day-to-day management and do not have any independent officers or employees. Our officers, and our non-independent directors, also serve as employees of Federated or its affiliates, including FIMC and our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager and its, Federated’s, and FIMC’s officers and employees spend managing us.

Our Manager has discretionary investment authority over a number of different funds, investment vehicles, and accounts. All of the investment professionals of our Manager also serve as investment professionals for affiliates of Federated, including FIMC, which manages funds that compete with us for investment opportunities and which have investment objectives that overlap with ours. In addition, it is possible in the future that our Manager itself may manage additional funds, investment vehicles, and accounts that may compete with us for investment opportunities. Also, to the extent our Manager manages investment vehicles that meet our investment objectives, our Manager will have an incentive to invest our funds in such investment vehicles because of the possibility of generating an additional, incremental management fee. Our Manager has an investment allocation policy in place so that we may share equitably with other client accounts of our Manager and Federated and its affiliates, including FIMC, in all investment opportunities, particularly those involving an asset with limited supply that may be suitable for our account and such other accounts. Our Manager’s policy also includes other controls designed to monitor and prevent any particular fund, investment vehicle, account, or Federated or its affiliates, including FIMC, from receiving favorable treatment over any other fund, investment vehicle or account. This investment policy may be amended by our Manager at any time without our consent. To the extent FIC’s, Federated’s, its affiliates’ (including FIMC’s) or our business evolves in such a way to give rise to conflicts not currently addressed by our Manager’s investment allocation policy, our Manager may need to refine its policy to handle any such situations. To avoid any actual or perceived conflicts of interest with our Manager, an investment in any security structured or managed by our Manager (other than any money market funds) will be approved by a majority of our independent directors.

It is difficult and costly to terminate the management agreement without cause. We may only terminate the management agreement without cause after the initial term in connection with the annual review of our Manager’s performance and the management fees and only with the approval of two-thirds of our independent directors or a majority of our stockholders (other than those shares held by FII Holdings or its affiliates), and upon the payment of a substantial termination fee. These conditions may adversely affect our ability to terminate our Manager without cause. For more information please see “Business—Conflicts of Interest” and “Our Manager and the Management Agreement—Management Agreement.”

We have agreed to pay our Manager a base management fee that is not tied to our performance and incentive compensation that is based entirely on our performance. This compensation arrangement may cause our Manager to make high risk investments. Investments with higher yield potential are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. The incentive compensation component may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. This could result in increased risk to the value of our investment portfolio.

Operating and Regulatory Structure

REIT Qualification

In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Code commencing with our taxable year ending on December 31, 2008. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to operate our business so as to be excluded from regulation under the 1940 Act, as administered by the SEC and its Division of Investment Management. We will operate our business so that we are exempt from registration under the 1940 Act. We will rely on the exemption provided by Section 3(c)(5)(C) of the 1940 Act, a provision designed for companies that do not issue redeemable securities and are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.

To qualify for the exemption, we will make investments so that at least 55% of the assets we own consist of qualifying mortgages and other liens on and interests in real estate, which are collectively referred to as “qualifying real estate assets,” and so that at least 80% of the assets we own consist of real estate-related assets (including our qualifying real estate assets). We do not intend to issue redeemable securities.

We also consider MBS such as agency whole pool certificates to be qualifying real estate assets. An agency whole pool certificate is a certificate issued or guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae that represents the entire beneficial interest in the underlying pool of mortgage loans. By contrast, an agency certificate that represents less than the entire beneficial interest in the underlying mortgage loans is not considered to be a qualifying real estate asset for purposes of the 55% test, but constitutes a real estate-related asset for purposes of the 80% test.

We will treat our ownership interest in pools of whole loan MBS, in cases in which we acquire the entire beneficial interest in a particular pool, as qualifying real estate assets based on no-action positions of the Staff of the SEC. We generally do not expect our investments in other MBS investments to constitute qualifying real estate assets for the 55% test, unless such treatment is consistent with guidance of the Staff of the SEC. Instead, these investments generally will be classified as real estate-related assets for purposes of the 80% test. We do not expect that our investments in other mortgage-related assets will constitute qualifying real estate assets. See “Business—Operating and Regulatory Structure—1940 Act” for further information concerning our reliance on the Section 3(c)(5)(C) exclusion from 1940 Act regulation.

Restrictions on Ownership of Our Common Stock

To assist us in complying with the limitations on the concentration of ownership of REIT shares imposed by the Code, our charter generally prohibits any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things:

•	beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

The Offering

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriter’s overallotment option).

Common stock to be outstanding after this offering	shares, based upon 1,000 shares of common stock outstanding as of February 28, 2008. Does not include up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriter’s overallotment option. Does not include shares of our restricted common stock approved as grants pursuant to our equity incentive plan which will be an aggregate of shares of our common stock. Includes shares to be sold to FII Holdings simultaneously with this offering.

Use of proceeds	We intend to invest substantially all of the net proceeds of this offering in Agency MBS. Until appropriate investments can be identified, our Manager may invest these funds in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from investments in our intended use of proceeds of this offering. See “Use of Proceeds.”

Our Distribution Policy

Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. For more information, please see “Certain Federal Income Tax Considerations.”

In connection with the REIT requirements, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefor. Any future distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses, and any other expenditure. For more information, please see “Distribution Policy.”

We cannot assure you that we will make any distributions to our stockholders.

Proposed NYSE symbol	“PNT”

Ownership and transfer restrictions	To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Code, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” and all other information in this prospectus before investing in our common stock.

Unless otherwise indicated, the number of shares of common stock does not include the              shares of our common stock that may be issued if the underwriter’s overallotment option is exercised in full.

Our Corporate Information

Our principal executive offices are located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. Our telephone number is (412) 288-1900. Our website is http://www.            .com. The contents of our website are not a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Associated With Our Management and Relationship With Our Manager

There are conflicts of interest in our relationship with our Manager and Federated and its other affiliates, which could result in decisions that are not in the best interests of our stockholders.

We are subject to potential conflicts of interest arising out of our relationship with Federated, our Manager, and Federated’s other affiliates. Two Federated executive officers are our Manager’s sole trustees and several of Federated’s employees are officers of our Manager and us. Specifically, each of our officers also serves as an employee of one or more of our Manager or Federated or FIMC or other Federated affiliates. As a result, our Manager and our executives may have conflicts between their duties to us and their duties to, and interests in, Federated, FIMC, and other Federated affiliates, including our Manager. There may also be conflicts in allocating investments which are suitable both for us and funds, other investment vehicles, and accounts advised by FIMC, FIC, or other affiliates of Federated. Funds, other investment vehicles, and accounts advised by any such entity may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with these funds, other investment vehicles, and accounts to acquire these investments. Our Manager and our executive officers may choose to allocate favorable investments to such other funds, other investment vehicles, and accounts instead of to us. The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. Further, during turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager, other entities for which our Manager also acts as an investment manager or to whom our Manager’s employees provide services will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Manager did not act as a manager for other entities or its employees not provide services to such entities. There is no assurance that the allocation policy that addresses some of the conflicts relating to our investments will be adequate to address all of the conflicts that may arise. See “Business—Conflicts of Interest.”

We will pay our Manager substantial management fees regardless of the performance of our portfolio. Our Manager’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock.

Simultaneously with the completion of this offering, FII Holdings will purchase $25 million of our common stock at the initial public offering price per share in a private placement and will own approximately             % of our outstanding common stock upon completion of this offering (which percentage excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and              shares of restricted common stock approved to be granted to our executive officers and employees of our Manager and to our independent directors, simultaneously with completion of this offering), which entitles them to receive quarterly distributions based on financial performance. Investments with higher yield potential are generally riskier or more speculative.

This could result in increased risk to the value of our invested portfolio. FII Holdings may sell its shares of our stock at any time following the lock-up period. The lock-up period for FII Holdings expires at the earlier of (i) the date which is three years following the date of this prospectus or (ii) the termination of the management agreement. To the extent FII Holdings sells some of its shares, its interests may be less aligned with our interests.

Our incentive fee may induce our Manager to make certain investments, including speculative investments.

In addition to its management fee, our Manager is entitled to receive incentive compensation based, in part, upon our achievement of targeted levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

Our Manager has no experience operating a REIT and we cannot assure you that our Manager’s past experience will be sufficient to successfully manage our business as a REIT.

Our Manager has never operated a REIT and our management has no experience in complying with the income, asset, and other limitations imposed by the REIT provisions of the Code. The REIT provisions of the Code are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

We are dependent on our Manager and its key personnel for our success.

We have no separate facilities and are completely reliant on our Manager. Initially we will have no employees other than our officers. Our officers are also employees of Federated or its affiliates, including our Manager, who has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we will depend on the diligence, skill and network of business contacts of the senior management of our Manager. The senior management of our Manager will evaluate, negotiate, structure, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the senior managers of our Manager could have a material adverse effect on our performance. In addition, we can offer no assurance that our Manager will remain our investment manager or that we will continue to have access to our Manager’s principals and professionals. Our management agreement with our Manager only extends until June 30, 2011. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan. Moreover, our Manager is not obligated to dedicate certain of its employees exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of our Manager’s employees are contractually dedicated to us under our management agreement with our Manager.

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our executive officers also serve as employees of Federated or its affiliates, including FIMC and our Manager. In addition, certain of our directors are employees of Federated or its affiliates, including FIMC and our Manager. Our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Termination of the management agreement with our Manager without cause is difficult and costly. Our independent directors will review our Manager’s performance and the management fees annually, and following the initial term, the management agreement may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than those shares held by Federated or its affiliates), based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to us, or (ii) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will be obligated to provide our Manager with 180-days’ prior notice of any such termination. Additionally, upon such termination, the management agreement provides that we will pay our Manager a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may adversely affect our ability to terminate our Manager without cause.

Our Manager is only contractually committed to serve us until June 30, 2011. Thereafter, the management agreement is renewable on an annual basis; provided, however, that our Manager may terminate the management agreement annually upon 180-days’ prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment decision made by our Manager.

Our Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio, but will not, and will not be required to, review all of our proposed investments or any type or category of investment except that any investment in any security structured or managed by our Manager (other than any money market funds) will be approved by a majority of our independent directors. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager will have great latitude within the broad investment guidelines in determining the types of assets it may decide are proper investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments entered into by our Manager may not be in your best interests.

We may change our investment strategy and asset allocation without stockholder consent, which may result in riskier investments.

We may change our investment strategy or asset allocation at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate and default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus. These changes could adversely affect the market price of our common stock and our ability to make distributions to you. We may also change our target leverage ratios at any time without the consent of our stockholders as described below.

We compete with investment vehicles of our Manager for access to our Manager’s resources and investment opportunities.

Our Manager provides investment and financial advice to a number of investment vehicles and our Manager’s personnel are also employees of Federated or its affiliates, including FIMC, and in that capacity are involved in Federated’s and FIMC’s investment process. All of the investment professionals of our Manager also serve as investment professionals for affiliates of Federated, including FIMC, which manages funds that compete with us for investment opportunities and that have investment objectives that overlap with ours. Accordingly, we will compete with our Manager’s other investment vehicles and with FIMC’s investment vehicles for our Manager’s resources. In the future, our Manager may sponsor and manage other investment vehicles with an investment focus that overlaps with ours, which could result in us competing for access to the benefits that we expect our relationship with our Manager to provide to us.

Risks Related To Our Business

We have no operating history and may not operate successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

We were organized in February 2008 and have no operating history. We have no assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. The results of our operations depend on many factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, readily accessible short and long-term financing, conditions in the financial markets and economic conditions.

We operate in a highly competitive market for investment opportunities and more established competitors may be able to compete more effectively for investment opportunities than we can.

A number of entities will compete with us to make the types of investments that we plan to make. We will compete with other REITs, public and private funds, commercial and investment banks and commercial finance companies. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Our leveraging strategy increases the risks of our operations.

We seek to maintain a ratio of debt-to-equity of between 8:1 and 12:1, although our borrowings may at times be above or below this amount. We will incur this leverage by borrowing against a substantial portion of the market value of our MBS. Use of leverage can enhance our investment returns. Leverage, however, also increases risks. The use of leverage, in the following ways, increases our risk of loss and may reduce our net income by increasing the risks associated with other risk factors including a decline in the market value of our MBS:

•

The use of leverage increases our risk of loss resulting from various factors including rising interest rates, increased interest rate volatility, downturns in the economy and reductions in the availability of financing or deterioration in the conditions of any of our MBS.

•

A majority of our borrowings will be secured by our MBS, generally under repurchase agreements. A decline in the market value of the MBS used to secure these debt obligations could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings. In that situation, we could be required to sell MBS under adverse market conditions in order to obtain the additional collateral required by the lender. If these sales are made at prices lower than the carrying value of the MBS, we would experience losses.

•

A default of MBS that constitutes collateral for a repurchase agreement or other financing facility could also result in an involuntary liquidation of that MBS. This would result in a loss to us of the difference between the value of the mortgage-related asset upon liquidation and the amount borrowed against the mortgage-related asset.

•

If we are compelled to liquidate qualified REIT assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be affected, which could jeopardize our status as a REIT. Losing our REIT status would cause us to lose tax advantages applicable to REITs and may decrease our overall profitability and distributions to our stockholders.

We may exceed our target leverage ratios.

We seek to maintain a ratio of debt-to-equity of between 8:1 and 12:1. We are not, however, required to stay within this leverage ratio. If we exceed this ratio, the adverse impact on our financial condition and results of operations from the types of risks described in this section would likely be more severe.

We expect to leverage our investments, which may adversely affect our return on our investments and may reduce cash available for distribution to our stockholders.

We expect to leverage our investments through borrowings, generally through the use of repurchase agreements. Although we will seek to maintain a ratio of debt-to equity between 8 and 12 to one, we are not required to maintain any specific debt-to-equity ratio. The amount of leverage will vary depending on our ability to obtain credit facilities, lenders’ estimates of the stability of the investments’ cash flow, and our assessment of the appropriate amount of leverage for the particular assets we are funding. We may be required to maintain minimum average cash balances in connection with borrowings under a credit facility. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions prevent us from leveraging our investments or increase the cost of our financing relative to the income that can be derived from the assets acquired. Our debt service payments will reduce cash flow available for distributions to stockholders, which could adversely affect the price of our common stock. We may not be able to meet our debt service obligations, and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy the obligations. We will leverage certain of our assets through repurchase agreements. A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and we may be forced to sell assets at significantly depressed prices due to market conditions or otherwise. The satisfaction of such margin calls may reduce cash flow available for distribution to our stockholders. Any reduction in distributions to our stockholders may cause the value of our common stock to decline, in some cases, precipitously.

Loss of our 1940 Act exemption would adversely affect us and negatively affect the market price of shares of our common stock and our ability to distribute dividends and could result in the termination of the management agreement with our Manager.

We intend to operate our company so that we will not be required to register as an investment company under the 1940 Act because we are “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.”

Specifically, we intend to invest at least 55% of our assets in MBS that represent the entire ownership in a pool of mortgage loans and other qualifying interests in real estate and approximately an additional 25% of our assets in other types of MBS. As a result, we will be limited in our ability to make certain investments.

If we fail to qualify for this exemption in the future, we could be required to restructure our activities in a manner that, or at a time when, we would not otherwise choose to do so, which could negatively affect the value of shares of our common stock, the sustainability of our business model, and our ability to make distributions. For example, if the market value of our investments in securities were to increase by an amount that resulted in less than 55% of our assets being invested in MBS that represent the entire ownership in a pool of mortgage loans or less than 80% of our assets being invested in real estate-related assets, we might have to sell securities to qualify for exemption under the 1940 Act. The sale could occur during adverse market conditions, and we could be forced to accept a price below that which we believe is acceptable. In addition, there can be no assurance that the laws and regulations governing REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations.

A loss of our 1940 Act exemption would allow our Manager to terminate the management agreement with us, which would materially adversely affect our business and operations.

Rapid changes in the values of our MBS and other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exemption from the 1940 Act.

If the market value or income potential of our MBS and other real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets to maintain our REIT qualification or our exemption from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

Failure to procure adequate capital and funding on favorable terms, or at all, would adversely affect our results and may, in turn, negatively affect the market price of shares of our common stock and our ability to distribute dividends to our stockholders.

We depend upon the availability of adequate funding and capital for our operations. We intend to finance our assets over the long-term through a variety of means, primarily through repurchase agreements. Our access to capital depends upon a number of factors over which we have little or no control, including:

•	general market conditions;

•	the market’s perception of our growth potential;

•	our current and potential future earnings and cash distributions;

•	the market price of the shares of our capital stock; and

•	the market’s view of the quality of our assets.

The current situation in the sub-prime mortgage sector, and the current weakness in the broader mortgage market, could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing. In general, this could potentially increase our financing costs and reduce our liquidity.

While we may use a number of sources to finance our investments, we expect to rely primarily on repurchase agreements to finance our investments. Current market conditions have affected the cost and availability of financing. For example, in the repurchase agreement market, borrowers have been affected differently depending on the type of security they are financing. Non-Agency MBS have been harder to finance, depending on the type of assets collateralizing the MBS. The amount, term and margin requirements associated with these types of financings have been impacted.

If one or more major market participants goes out of business, it could adversely affect the marketability of all fixed income securities and this could negatively impact the value of the securities we acquire, thus reducing our net book value.

Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our MBS at an inopportune time when prices are depressed.

We cannot assure you that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of financing for our assets which may not be available. Further, as a REIT, we are required to distribute annually at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and are therefore not able to retain significant amounts of our earnings for new investments. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our common stock and our ability to make distributions to our stockholders. Moreover, our ability to grow will be dependent on our ability to procure additional funding. To the extent we are not able to raise additional funds through the issuance of additional equity or borrowings, our growth will be constrained.

Failure to procure adequate repurchase agreement financing, or to renew or replace a repurchase agreement financing as it matures, would adversely affect our results of operations and may, in turn, negatively affect the market value of our common stock and our ability to make distributions to our stockholders.

We intend to use repurchase agreement financing as a strategy to increase our return on investments. However, we may not be able to achieve our desired debt-to-equity ratio for a number of reasons, including the following:

•	our lenders do not make repurchase agreement financing available to us at acceptable rates;

•	our lenders require that we pledge additional collateral to cover our borrowings, which we may be unable to do; or

•	we determine that the leverage would expose us to excessive risk.

We cannot assure you that any, or sufficient, repurchase agreement financing will be available to us in the future on terms that are acceptable to us. In the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the value of our common stock and our ability to make distributions, and you may lose part or all of your investment.

Furthermore, because we will rely primarily on short-term borrowings, our ability to achieve our investment objective will depend not only on our ability to borrow money in sufficient amounts and on favorable terms, but also on our ability to renew or replace on a continuous basis our maturing short-term borrowings. If we are not able to renew or replace maturing borrowings, we will have to sell some or all of our assets, possibly under adverse market conditions.

If we are unable to negotiate favorable terms and conditions on future repurchase arrangements with one or more of our lenders, our financial condition and earnings could be negatively impacted.

The terms and conditions of each repurchase arrangement we will enter with our lenders will most likely be negotiated on a transaction-by-transaction basis. Key terms and conditions of each transaction include interest rates, maturity dates, asset pricing procedures and margin requirements. We cannot assure you that we will be able to negotiate favorable terms and conditions on our repurchase arrangements. Also, during periods of market illiquidity or due to perceived credit quality deterioration of the collateral pledged, a lender may require that less favorable asset pricing procedures be employed or the margin requirement be increased. Under these conditions, we may determine it is prudent to sell assets to improve our ability to pledge sufficient collateral to support our remaining borrowings. Such sales may be at disadvantageous times, which may harm our operating results and net profitability.

We expect that our financing facilities will contain covenants that restrict our operations and may inhibit our ability to grow our business and increase revenues.

We expect our financing facilities will contain extensive restrictions, covenants, and representations and warranties that, among other things, will require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also expect our financing agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default.

The covenants and restrictions we expect in our financing facilities may restrict our ability to, among other things:

•	incur or guarantee additional debt;

•	make certain investments or acquisitions;

•	make distributions on or repurchase or redeem capital stock;

•	engage in mergers or consolidations;

•	reduce liquidity below certain levels;

•	grant liens;

•	incur operating losses for more than a specified period; and

•	enter into transactions with affiliates.

These restrictions may interfere with our ability to obtain financing, including the financing needed to qualify as a REIT, or to engage in other business activities, which may significantly harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions, which could cause the value of our common stock to decline. A default will also significantly limit our financing alternatives such that we will be unable to pursue our leverage strategy, which could curtail our investment returns.

The repurchase and other financing facilities that we will use to finance our investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

We expect to primarily use repurchase agreements to finance our investments. If the market value of the loans or securities pledged or sold by us to a funding source decline in value, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so. Posting additional collateral will reduce our liquidity and limit our ability to leverage our assets, which could adversely affect our business. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate repayment of our indebtedness, increase our borrowing rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for protection under the U.S. Bankruptcy Code.

Further, financial institutions may require us to maintain a certain amount of cash that is not invested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, then, as described above, our financial condition could deteriorate rapidly.

Our repurchase agreements may require margin calls and the threat or occurrence of a margin call could force us to sell assets under adverse market conditions or through foreclosure.

Because of our leverage, a decline in the value of our MBS may result in our lenders initiating margin calls. A margin call means that the lender requires us to pledge additional collateral to re-establish the ratio of the value of the collateral to the amount of the borrowing. Our fixed-rate MBS generally are more susceptible to margin calls as increases in interest rates tend to more negatively affect the market value of fixed-rate securities. If we are unable to satisfy margin calls, our lenders may foreclose on our collateral. The threat of or occurrence of a margin call could force us to sell either directly or through a foreclosure our MBS under adverse market conditions. Our borrowings, which will generally be made under repurchase agreements, may qualify for special treatment under the U.S. Bankruptcy Code. This special treatment would allow the lenders under these agreements to avoid the automatic stay provisions of the Bankruptcy Code and to liquidate the collateral under these agreements without delay.

If the counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

When we engage in a repurchase transaction, we generally sell securities to the transaction counterparty and receive cash from the counterparty. The counterparty is obligated to resell the securities back to us at the end of the term of the transaction, which is typically 30-90 days. Because the cash we receive from the counterparty when we initially sell the securities to the counterparty is less than the value of those securities (this difference is referred to as the haircut), if the counterparty defaults on its obligation to resell the securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we incur on our repurchase transactions could adversely affect our earnings, and thus our cash available for distribution to our stockholders.

If we default on one of our obligations under a repurchase transaction, the counterparty can terminate the transaction and cease entering into any other repurchase transactions with us.

In that case, we would likely need to establish a replacement repurchase facility with another repurchase dealer to continue to leverage our portfolio and carry out our investment strategy. There is no assurance we would be able to establish a suitable replacement facility.

Our rights under our repurchase agreements will be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders under the repurchase agreements.

In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

If we issue senior securities we will be exposed to additional risks.

If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT, we may pursue various hedging strategies to seek to reduce our exposure to losses from adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•

the amount of income that a REIT may earn from hedging transactions (other than through taxable REIT subsidiaries, or TRSs) to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the party owing money in the hedging transaction may default on its obligation to pay.

Our hedging transactions, which are intended to limit losses, may actually limit gains and increase our exposure to losses. As a result, our hedging activity may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Our hedging strategies may not be successful in mitigating the risks associated with interest rates.

Subject to complying with REIT tax requirements, we intend to employ techniques that limit, or “hedge,” the adverse effects of rising interest rates on our short-term repurchase agreements. In general, our hedging strategy depends on our view of our entire portfolio, consisting of assets, liabilities and derivative instruments, in light of prevailing market conditions. We could misjudge the condition of our investment portfolio or the market.

Our hedging activity will vary in scope based on the level and volatility of interest rates and principal repayments, the type of securities held and other changing market conditions. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated hedging strategy. These techniques may include entering into interest rate caps, collars, floors, forward contracts, futures or swap agreements. We may conduct certain hedging transactions through a TRS, which will be subject to federal, state and, if applicable, local income tax.

There are no perfect hedging strategies, and interest rate hedging may fail to protect us from loss. Alternatively, we may fail to properly assess a risk to our investment portfolio or may fail to recognize a risk entirely leaving us exposed to losses without the benefit of any offsetting hedging activities. The derivative financial instruments we select may not have the effect of reducing our interest rate risk. The nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging activities could result in losses if the event against which we hedge does not occur. For example, interest rate hedging could fail to protect us or adversely affect us because, among other things:

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	as explained in further detail in the risk factor immediately below, the party owing money in the hedging transaction may default on its obligation to pay;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•

the value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value. Downward adjustments, or “mark-to-market losses,” would reduce our stockholders’ equity.

Whether the derivatives we acquire achieve hedge accounting treatment under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133, or not, hedging generally involves costs and risks. Our hedging strategies may adversely affect us because hedging activities involve costs that we will incur regardless of the effectiveness of the hedging activity. Those costs may be higher in periods of market volatility, both because the counterparties to our derivative agreements may demand a higher payment for taking risks, and because repeated adjustments of our hedges during periods of interest rate changes also may increase costs. Especially if our hedging strategies are not effective, we could incur significant hedging-related costs without any corresponding economic benefits.

Our use of certain hedging techniques may expose us to counterparty risks.

If a swap counterparty under an interest rate swap agreement that we intend to enter into as part of our hedging strategy cannot perform under the terms of the interest rate swap, we may not receive payments due under that agreement, and thus, we may lose any unrealized gain associated with the interest rate swap. The hedged liability could cease to be hedged by the interest rate swap. Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy. Similarly, if an interest rate cap counterparty fails to perform under the terms of the interest rate cap agreement, in addition to not receiving payments due under that agreement that would off-set our interest expense, we could also incur a loss for all remaining unamortized premium paid for that security.

We may fail to qualify for hedge accounting treatment.

We intend to record derivative and hedge transactions in accordance with SFAS 133. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

Continued adverse developments in the residential mortgage market could make it difficult for us to borrow money to acquire MBS on a leveraged basis, which could adversely affect our profitability.

We intend to rely on the availability of financing to acquire MBS on a leveraged basis. Institutions from which we will seek to obtain financing may have owned or financed MBS which have declined in value and caused them to suffer losses as a result of the recent downturn in the residential mortgage market. If these conditions persist, these institutions may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. Our profitability may be adversely affected if we were unable to obtain cost-effective financing for our investments.

Changes in accounting treatment may adversely affect our profitability.

We are awaiting further clarification by the Financial Accounting Standards Board, or FASB, regarding the accounting and financial statement presentation for transactions which involve the acquisition of MBS from a counterparty and the subsequent financing of these MBS through repurchase agreements with the same counterparty. We will evaluate our position upon the final issuance of the guidance from FASB. If we do not meet the criteria under the final guidance to account for the transactions on a gross basis, our accounting treatment would not affect the economics of these transactions, but would affect how these transactions are reported in our financial statements. We believe that under this guidance for same party transactions we would be precluded from presenting MBS and the related financings, as well as the related interest income and interest expense, on a gross basis in our financial statements. Instead, we would account for the purchase commitment and repurchase agreement on a net basis and record a forward commitment to purchase MBS as a derivative instrument. Such forward commitments will be recorded at fair value with subsequent changes in fair value recognized in earnings. Additionally, we would record the cash portion of our investment in MBS as a mortgage-related receivable from the counterparty on our balance sheet. Although we would not expect this change in presentation to have a material impact on our net income, it could have an adverse impact on our operations. It could have an impact on our ability to include certain MBS purchased and simultaneously financed from the same counterparty as qualifying real estate interests or real estate-related assets used to qualify under the exemption to not have to register as an investment company under the 1940 Act. It could also limit our investment opportunities as we may need to limit our purchases of MBS that are simultaneously financed with the same counterparty.

Declines in the market values of our investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

A substantial portion of our assets will be classified for accounting purposes as “available-for-sale.” Changes in the market values of those assets will be directly charged or credited to stockholders’ equity. As a result, a decline in value may reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings.

A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

We are highly dependent on information systems and third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including MBS trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

Terrorist attacks and other acts of violence or war may affect the market for our common stock, the industry in which we conduct our operations and our profitability.

Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our asset-based securities or the securities markets in general. Losses resulting from these types of events are uninsurable.

More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. Adverse economic conditions could harm the value of the property underlying our mortgage -backed securities or the securities markets in general which could harm our operating results and revenues and may result in the volatility of the value of our securities.

We will be subject to the requirements of the Sarbanes-Oxley Act of 2002.

After we become a public company, our management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires our independent registered public accounting firm to deliver an attestation report on management’s assessment of, and the operating effectiveness of, our internal controls over financial reporting in conjunction with their opinion on our audited financial statements as of December 31 after the year in which our registration statement becomes effective. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Sections 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weaknesses in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, all of which could lead to a decline in the trading price of our common stock.

The increasing number of proposed federal, state and local laws may increase our risk of liability with respect to certain mortgage loans and could increase our cost of doing business.

The United States Congress and various state and local legislatures are considering legislation, which, among other provisions, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form Congress or the various state and local legislatures may enact legislation affecting our proposed business. We are evaluating the potential impact of these initiatives, if enacted, on our proposed practices and results of operations. As a result of these and other initiatives, we are unable to predict whether federal, state or local authorities will require changes in our proposed practices in the future. These changes, if required, could adversely affect our profitability, particularly if such changes result in the economic costs of money damages pertaining to violations in the mortgage loan origination process being borne by the holders of MBS.

Risks Related To Our Investments

We have not yet identified any specific investments.

We have not yet identified any specific investments for our portfolio and, thus, you will not be able to evaluate any proposed investments before purchasing shares of our common stock. Additionally, our investments will be selected by our Manager, and our stockholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in our shares.

Until appropriate investments can be identified, our Manager may invest the net proceeds of this offering and the simultaneous sale of shares to FII Holdings in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from investments in our intended use of proceeds of this offering. Our Manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that our Manager’s due diligence processes will uncover all relevant facts or that any investment will be successful.

We may allocate the net proceeds from this offering to investments with which you may not agree.

We will have significant flexibility in investing the net proceeds of this offering. You will be unable to evaluate the manner in which the net proceeds of this offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our common stock to decline.

We may not realize income or gains from our investments.

We seek to generate both current income and capital appreciation. The securities we invest in may, however, not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize income or gains from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Increases in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

We expect to invest in real estate-related assets indirectly by purchasing MBS. Under a normal yield curve, an investment in these assets will decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

A significant risk associated with these investments is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of these investments would decline, and the duration and weighted average life of the investments would increase. We could realize a loss if these assets were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into to finance the purchase of these assets.

Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases in defaults, increases in voluntary prepayments for those investments that are subject to prepayment risk and widening of credit spreads.

An increase in our borrowing costs relative to the interest we receive on our assets may adversely affect our profitability, and thus our cash available for distribution to our stockholders.

As our repurchase agreements and other short-term borrowings mature, we will be required either to enter into new borrowings or to sell certain of our investments. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between our returns on our assets and the cost of our borrowings. This would adversely affect our returns on our assets that are subject to prepayment risk, including our MBS, which might reduce earnings and, in turn, cash available for distribution to our stockholders.

Interest rate mismatches between our MBS and our borrowings used to fund our purchases of these assets may reduce our income during periods of changing interest rates.

We intend to fund most of our acquisitions of MBS with borrowings that have interest rates based on indices and repricing terms with shorter maturities than the interest rate indices and repricing terms of our adjustable-rate MBS. Accordingly, if short-term interest rates increase, this may harm our profitability.

Some of the MBS we intend to acquire are fixed-rate securities. This means that their interest rates will not vary over time based upon changes in a short-term interest rate index. Therefore, the interest rate indices and repricing terms of the MBS that we acquire and their funding sources will create an interest rate mismatch between our assets and liabilities. During periods of changing interest rates, these mismatches could reduce our net income, dividend yield and the market price of our stock.

Accordingly, in a period of rising interest rates, we could experience a decrease in net income or a net loss because the interest rates on our borrowings adjust whereas the interest rates on our fixed-rate MBS remain unchanged.

Interest rate caps on our adjustable rate MBS may adversely affect our profitability.

Adjustable-rate MBS are typically subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase over the life of the security. Our borrowings typically will not be subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps could limit the interest rates on our adjustable-rate MBS. This problem is magnified for hybrid adjustable-rate and adjustable-rate MBS that are not fully indexed. Further, some hybrid adjustable-rate and adjustable-rate MBS may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on hybrid adjustable-rate and adjustable-rate MBS than we need to pay interest on our related borrowings. These factors could reduce our net interest income and cause us to suffer a loss.

Because we may acquire fixed-rate securities, an increase in interest rates on our borrowings may adversely affect our book value.

Increases in interest rates may negatively affect the market value of our MBS. Any fixed-rate securities we invest in generally will be more negatively affected by these increases than adjustable-rate securities. In accordance with accounting rules, we will be required to reduce our stockholders’ equity, or book value, by the amount of any decrease in the market value of our MBS that are classified for accounting purposes as available-for-sale. We will be required to evaluate our MBS on a quarterly basis to determine their fair value by using third party bid price indications provided by dealers who make markets in these securities or by third-party pricing services. If the fair value of a security is not available from a dealer or third-party pricing service, we will estimate the fair value of the security using a variety of methods including, but not limited to, discounted cash flow analysis, matrix pricing, option-adjusted spread models and fundamental analysis. Aggregate characteristics taken into consideration include, but are not limited to, type of collateral, index, margin, periodic cap, lifetime cap, underwriting standards, age and delinquency experience. However, the fair value reflects estimates and may not be indicative of the amounts we would receive in a current market exchange. If we are required to reduce the value of such MBS on our balance sheet, our stockholders’ equity would be correspondingly reduced. Reductions in stockholders’ equity decrease the amounts we may borrow to purchase additional MBS, which could restrict our ability to increase our net income.

Increased levels of prepayments from MBS may decrease our net interest income.

Pools of mortgage loans underlie the MBS that we intend to acquire. We will generally receive payments from principal payments that are made on these underlying mortgage loans. When borrowers prepay their mortgage loans faster than expected, this results in prepayments that are faster than expected on the MBS. Faster than expected prepayments could harm our profitability as follows:

We may purchase MBS that have a higher interest rate than the market interest rate at the time. In exchange for this higher interest rate, we would pay a premium over the par value to acquire the security. In accordance with accounting rules, we amortize this premium over the term of the MBS. If the MBS is prepaid in whole or in part prior to its maturity date, however, we expense the premium that was prepaid at the time of the prepayment.

Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by conditions in the housing and financial markets, general economic conditions and the relative interest rates on fixed-rate and adjustable-rate mortgage loans. In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our portfolio of MBS and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our stockholders.

While we will seek to mitigate prepayment risk to the extent practical in selecting investments, we must balance prepayment risk against other risks and the potential returns of each investment. No strategy can completely insulate us from prepayment risk.

A decrease in prepayment rates may adversely affect our profitability.

When borrowers prepay their mortgage loans at slower than expected rates, prepayments on the related MBS may be slower than expected. These slower than expected payments may adversely affect our profitability.

We may purchase MBS that have a lower interest rate than the then prevailing market interest rate. In exchange for this lower interest rate, we may pay a discount to par value to acquire the MBS. In accordance with accounting rules, we will accrete this discount over the expected term of the MBS based on our prepayment assumptions. If the MBS is prepaid at a slower than expected rate, however, we must accrete the remaining portion of the discount at a slower than expected rate. This will extend the expected life of the portfolio and result in a lower than expected yield on MBS purchased at a discount to par.

To the extent that we invest in Agency MBS that are guaranteed by Fannie Mae and Freddie Mac, we are subject to the risk that these U.S. Government-sponsored entities may not be able to fully satisfy their guarantee obligations, which may adversely affect the value of our investment portfolio and our ability to sell or finance these securities.

The interest and principal payments we expect to receive on the Agency MBS in which we intend to invest will be guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae. Unlike the Ginnie Mae certificates in which we may invest, the principal and interest on securities issued by Fannie Mae and Freddie Mac are not guaranteed by the U.S. Government. All the Agency MBS in which we intend to invest depend on a steady stream of payments on the mortgages underlying the securities.

The recent economic challenges in the residential mortgage market have affected the financial results of Fannie Mae and Freddie Mac. For the third quarter of 2007, both Fannie Mae and Freddie Mac reported substantial losses. Fannie Mae recently stated that it expects losses on guarantees of Agency MBS to continue and expects significant increases in credit-related expenses and credit losses through 2008. Freddie Mac has warned that it may not have enough capital to cover its mandatory reserves for mortgage commitments. If Fannie Mae and Freddie Mac continue to suffer significant losses, their ability to honor their respective Agency MBS guarantees may be adversely affected. Further, any actual or perceived financial challenges at either Fannie Mae and Freddie Mac could cause the rating agencies to downgrade securities issued by Fannie Mae and Freddie Mac. On January 9, 2008, Moody’s Investors Service placed Freddie Mac’s A- bank financial strength rating, which measures the likelihood it will require financial assistance from third parties, on review for possible downgrade. Any failure to honor guarantees on Agency MBS by Fannie Mae or Freddie Mac or any downgrade of securities issued by Fannie Mae or Freddie Mac by the rating agencies could cause a significant decline in the cash flow from, and the value of, any Agency MBS we may own, and we may then be unable to sell or finance Agency MBS on favorable terms or at all.

New laws may be passed affecting the relationship between Fannie Mae and Freddie Mac, on the one hand, and the U.S. Government, on the other, which could adversely affect the availability and pricing of Agency MBS.

Legislation has been or may be proposed to change the relationship between Fannie Mae and Freddie Mac, on the one hand, and the U.S. Government, on the other hand, or that requires Fannie Mae and Freddie Mac to reduce the amount of mortgages they own or limit the amount of securities they guarantee. We intend to invest predominantly in Agency MBS. If any such legislation is enacted into law, it may lead to market uncertainty and the actual or perceived impairment in the credit quality of securities issued by Fannie Mae or Freddie Mac. This may increase the risk of loss from investments in securities issued by Fannie Mae- and/or Freddie Mac. Any legislation requiring Fannie Mae or Freddie Mac to reduce the amount of mortgages they own or for which they guarantee payments on Agency MBS could adversely affect the availability and pricing of Agency MBS and therefore, adversely affect our business prospects.

A flat or inverted yield curve may negatively affect our operations, book value and profitability due to its potential impact on investment yields.

A flat yield curve occurs when there is little difference between short-term and long-term interest rates. An inverted yield curve occurs when short-term interest rates are higher than long-term interest rates. Our borrowing costs under repurchase agreements generally correspond to short-term interest rates such as LIBOR. A flat or inverted yield curve will likely result in lower profits.

Additionally, a flat or inverted yield curve may negatively impact the pricing of our securities. According to GAAP, if the values of our securities decrease, we reduce our book value by the amount of any decrease in the market value of our MBS.

A prolonged economic slowdown, a recession or declining real estate values could impair our investments and harm our operating results.

Some of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and have an adverse effect on our operating results.

The mortgage loans underlying the non-Agency mortgage-backed securities we may invest in are subject to delinquency, foreclosure, and loss, which could result in losses to us.

Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency and foreclosure, and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. We may invest a portion of our portfolio in non-Agency MBS, which are backed by residential real property but, in contrast to Agency MBS, their principal and interest is not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. Government. The ability of a borrower to repay these loans or other financial assets is dependant upon the income or assets of these borrowers.

MBS evidence interests in or are secured by pools of residential mortgage loans. Accordingly, the MBS we invest in are subject to all of the risks of the respective underlying mortgage loans.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, part of our investment strategy will involve entering into derivative contracts that could require us to fund cash payments in certain circumstances. These potential payments will be contingent liabilities and therefore may not appear on our balance sheet. Our ability to fund these contingent liabilities will depend on the liquidity of our assets and access to capital at the time, and the need to fund these contingent liabilities could adversely impact our financial condition.

Our non-Agency MBS investments will be subject to risks particular to real property.

Our non-Agency MBS investments are secured by real estate, and the payment of principal and interest on such investments are not guaranteed by any agency or backed by the full faith and credit of the United States. Accordingly, our non-Agency MBS investments will be more subject to various real estate related risks than are Agency MBS investments, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.

We may in the future invest in MBS collateralized primarily by non-conforming mortgage loans, which are subject to increased risks.

We may in the future invest in MBS backed by collateral pools of non-conforming residential mortgage loans. “Non-conforming” mortgage loans refer to mortgage loans that have been originated using underwriting standards that are less restrictive than the underwriting requirements used as standards for other first and junior lien mortgage loan purchase programs, such as the programs of Fannie Mae and Freddie Mac. These standards include mortgage loans having principal balances which are larger than those permitted under Agency programs, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers who will use the mortgaged property as an investment, mortgage loans made to borrowers who have other debt that represents a large portion of their income, and mortgage loans made to borrowers whose income is not required to be disclosed or verified.

Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, non-conforming mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with non-conforming mortgage loans, the performance of MBS backed by non-conforming mortgage loans in which we may invest could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

Risks Related To Our Common Stock

There is no public market for our common stock and a market may never develop, which could result in holders of our common stock being unable to monetize their investment.

Our shares of common stock are newly issued securities for which there is no established trading market. We expect that our common stock will be approved for trading on the New York Stock Exchange, but there can be no assurance that an active trading market for our common stock will develop. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Even if an active trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations after this offering and may fall below the offering price. Some of the factors that could negatively affect our share price include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates or publication of research reports about us or the real estate industry;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of our Manager’s key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

FII Holdings will own a significant percentage of our common stock, which could result in significant influence over the outcome of matters submitted to the vote of our stockholders.

Upon the completion of this offering, FII Holdings will own              shares of our common stock, representing approximately             % of our outstanding common stock upon completion of this offering (which percentage excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and              shares of restricted common stock approved to be granted to our executive officers and employees of our Manager and to our independent directors, simultaneously with completion of this offering). As a result, FII Holdings may have significant influence over the outcome of matters submitted to a vote of our stockholders, including the election of our directors or transactions involving a change in control. The interests of FII Holdings may conflict with, or differ from, the interests of other holders of our common stock. So long as FII Holdings continues to own a significant percentage of shares of our common stock, it will significantly influence all our corporate decisions submitted to our stockholders for approval, regardless of whether we terminate the management agreement with our Manager.

Common stock eligible for future sale may have adverse effects on our share price.

We cannot predict the effect, if any, of future sales of common stock, or the availability of shares for future sales, on the market price of the common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for the common stock.

Upon the completion of this offering, we will have              shares of common stock outstanding. In addition, FII Holdings will hold approximately             % of our outstanding common stock upon completion of this offering (which percentage excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and              shares of restricted common stock

approved to be granted to our executive officers and employees of our Manager and to our independent directors, simultaneously with completion of this offering). Our equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of             % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to FII Holdings simultaneously with this offering and shares to be sold pursuant to the underwriter’s exercise of their overallotment option) at the time of the award, subject to a ceiling of              shares available for issuance under the plan. Each independent director will be granted              shares of our restricted common stock which fully vest on             . In addition, our executive officers and other employees of our Manager will be granted shares of our restricted common stock which, as a group and together with the shares approved as grants to our independent directors, will be an aggregate of              shares of our common stock. The restricted common stock approved as grants to our executive officers and other employees of our Manager will vest in equal installments on the first business day of each fiscal quarter over a period of              years beginning on             . The restricted common stock approved as grants to our executive officers and other employees of our Manager that remain outstanding and are unvested will fully vest on the death of the individual. The              shares of our restricted common stock approved as grants to our executive officers and other employees of our Manager and to our independent directors represent approximately             % of the issued and outstanding shares of our common stock (on a fully diluted basis after giving effect to the shares issued in this offering and including shares to be sold to FII Holdings simultaneously with this offering but excluding any shares to be sold pursuant to the underwriter’s exercise of their overallotment option) based on the assumption that              shares of our common stock will be issued in this offering. We will make distributions on shares of restricted stock which have not vested.

We, FII Holdings, and our executive officers and directors have agreed with the underwriter to a 180-day lock-up period (subject to extensions), meaning that, until the end of the 180-day lock-up period, we and they will not, subject to certain exceptions, sell or transfer any shares of common stock without the prior consent of Deutsche Bank Securities Inc. Deutsche Bank Securities Inc. may, in its sole discretion, at any time from time to time and without notice, waive the terms and conditions of the lock-up agreements to which it is a party. Additionally, FII Holdings has agreed with us to a further lock-up period that will expire at the earlier of (i) the date which is three years following the date of this prospectus or (ii) the termination of the management agreement. Assuming no exercise of the underwriter’s overallotment option to purchase additional shares, approximately             % of our common shares are subject to lock-up agreements. When the lock-up periods expire, these common shares will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, or the Securities Act, which are described under “Shares Eligible for Future Sale.”

The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

There is a risk that you may not receive distributions or that distributions may not grow over time.

We intend to make distributions on a quarterly basis out of assets legally available therefor to our stockholders in amounts such that all or substantially all of our REIT taxable income in each year is distributed. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our board of directors may deem relevant from time to time. Among the factors that could adversely affect our results of operations and impair our ability to pay distributions to our stockholders are:

•	the profitability of the investment of the net proceeds of this offering:

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	anticipated operating expense levels may not provide accurate, as actual results may vary from estimates.

A change in any one of these factors could affect our ability to make distributions. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions.

Market interest rates may have an effect on the trading value of our shares.

One of the factors that investors may consider in deciding whether to buy or sell our shares is our distribution rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market value of our shares. For instance, if interest rates rise, it is likely that the market price of our shares will decrease as market rates on interest-bearing securities, such as bonds, increase.

Investing in our shares may involve a high degree of risk.

The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

Broad market fluctuations could negatively impact the market price of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

Future sales of shares may have adverse consequences for investors.

We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a pre-emptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issues, which may dilute the existing stockholders’ interests in us. Additional shares may be issued pursuant to the terms of the underwriter’s option, which, if issued, would dilute stockholders’ percentage ownership in us. If the underwriter exercises its option to purchase additional shares to cover overallotments, the issuance of additional shares by us, or the possibility of such issue, may cause the market price of the shares to decline. FII Holdings will own approximately             % of our outstanding common stock upon completion of this offering (which percentage excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and              shares of restricted common stock approved to be granted to our executive officers and employees of our Manager and to our independent directors, simultaneously with completion of this offering). and will be permitted, subject to the requirements of Rule 144 under the Securities Act, to sell such shares following expiration of the lock-up period which expires upon the earlier of (i) the date which is three years after the date of this prospectus or (ii) the termination of the management agreement.

Risks Related to Our Organization and Structure

Our charter and bylaws contain provisions that may inhibit potential acquisition bids that you and other stockholders may consider favorable, and the market price of our common stock may be lower as a result.

Upon completion of this offering, our charter and bylaws will contain provisions that may have an anti-takeover effect and inhibit a change in our board of directors. These provisions include the following:

•

There are ownership limits and restrictions on transferability and ownership in our charter. To qualify as a REIT for each taxable year after 2008, not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals during the second half of any calendar year. In addition, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year for each taxable year after 2008. To assist us in satisfying these tests, our charter generally prohibits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our outstanding capital stock. These restrictions may discourage a tender offer or other transactions or a change in the composition of our board of directors or control that might involve a premium price for our shares or otherwise be in the best interests of our stockholders and any shares issued or transferred in violation of such restrictions being automatically transferred to a trust for a charitable beneficiary, thereby resulting in a forfeiture of the additional shares.

•

Our charter permits our board of directors to issue stock with terms that may discourage a third party from acquiring us. Upon completion of this offering, our charter will permit our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of stock or the number of shares of any class or series and to issue common or preferred stock, having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

•

Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” will have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

•

Business Combinations. Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Maryland Control Share Acquisition Act, provided that the business combination is first approved by the board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

•	Staggered board. Our board of directors is divided into three classes of directors. The current terms of the directors expire in 2009, 2010 and 2011, respectively. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interests of our stockholders.

•

Our charter and bylaws contain other possible anti-takeover provisions. Upon completion of this offering, our charter and bylaws will contain other provisions that may have the effect of delaying, deferring or preventing a change in control of us or the removal of existing directors and, as a result, could prevent our stockholders from being paid a premium for their common stock over the then-prevailing market price. See “Description of Capital Stock” and “Certain Provisions of Maryland General Corporation Law and Our Charter and Bylaws.”

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated for which Maryland law prohibits such exemption from liability.

In addition, our charter authorizes us to obligate our company to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party because of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

Tax Risks

Your investment has various federal income tax risks.

This summary of certain tax risks is limited to the federal tax risks addressed below. Additional risks or issues may exist that are not addressed in this prospectus and that could affect the federal tax treatment of us or our stockholders.

We strongly urge you to review carefully the discussion under “Certain Federal Income Tax Considerations” and to seek advice based on your particular circumstances from an independent tax advisor concerning the effects of federal, state and local income tax law on an investment in our common stock and on your individual tax situation.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. To meet these tests, we may be required to forego investments we might otherwise make. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our investment performance.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain MBS. The remainder of our investment in securities (other than government securities and qualifying real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualifying real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more TRSs. See “Certain Federal Income Tax Considerations—Asset Tests.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a “pension-held REIT,” or (3) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, then a portion of the distributions to and, in the case of a stockholder described in clause (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Code. See “Certain Federal Income Tax Considerations—Taxable Mortgage Pools.”

Classification of a financing arrangement we enter into as a taxable mortgage pool could subject us or certain of our stockholders to increased taxation.

We intend to structure our financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and, (1) those borrowings are secured by mortgages or MBS and (2) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or MBS to which such borrowings relate may be classified as a taxable mortgage pool under the Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, but a portion of the taxable income we recognize may, under regulations to be issued by the Treasury Department, be characterized as “excess inclusion” income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•

be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•

be taxable (at the highest corporate tax rate) to us, rather than to our stockholders, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders.

We intend to operate in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes commencing with our taxable year ending on December 31, 2008. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year.

If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax (including any applicable alternative minimum tax) on our taxable income, and dividends paid to our shareholders would not be deductible by us in computing our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT until the fifth taxable year following the year during which qualification was lost.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•	85% of our REIT ordinary income for that year;

•	95% of our REIT capital gain net income for that year; and

•	100% of any undistributed taxable income from prior years.

We intend to distribute our REIT taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. There is no requirement, however, that TRSs distribute their after-tax net income to their parent REIT or their stockholders.

Our taxable income may substantially exceed our net income as determined based on generally accepted accounting principles, or GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to stockholders in that year. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year after 2008, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock.

This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with any TRS which we may form or acquire following the completion of this offering will be limited, and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

The TRS that we may form following the completion of this offering would pay federal, state and local income tax on its taxable income, and its after-tax net income would be available for distribution to us but would not be required to be distributed to us. We anticipate that the aggregate value of the TRS stock and securities owned by us will be less than 20% of the value of our total assets (including the TRS stock and securities). Furthermore, we will monitor the value of our investments in our TRSs to ensure compliance with the rule that no more than 20% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with taxable REIT subsidiaries to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 20% limitation discussed above or to avoid application of the 100% excise tax discussed above.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.

Characterization of the repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We anticipate entering into several repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction, which is typically 30-90 days. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code substantially limit our ability to hedge MBS and related borrowings. Under these provisions, our annual gross income from qualifying and non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income. In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS, which we intend to form following the completion of this offering. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

Legislation enacted in 2003, and extended in 2006, generally reduces the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates from 38.6% to 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business and investment strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	general volatility of the securities markets in which we invest;

•	our expected investments;

•	interest rate mismatches between our MBS and our borrowings used to fund such purchases;

•	changes in interest rates and mortgage prepayment rates;

•	effects of interest rate caps on our adjustable-rate MBS;

•	rates of default or decreased recovery rates on our investments;

•	prepayments of the mortgage loans underlying our MBS;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	changes in governmental regulations, tax law and rates and similar matters;

•	availability of investment opportunities in real estate-related and other securities;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition;

•	market trends in our industry, interest rates, the debt securities markets or the general economy; and

•	use of the proceeds of this offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that our net proceeds from the initial public offering of our shares of common stock, after deducting the underwriting discount and our estimated offering and organizational expenses, will be approximately $             million (based on the price on the cover of this prospectus). We estimate that our net proceeds will be approximately $             million if the underwriter exercises its overallotment option in full.

Simultaneously with the completion of this offering, FII Holdings will purchase $25 million of our common stock at the initial public offering price per share in a private placement and will own approximately             % of our outstanding common stock upon completion of this offering (which percentage excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and              shares of restricted common stock approved to be granted to our executive officers and employees of our Manager and to our independent directors, simultaneously with completion of this offering). No underwriting discount is payable in connection with the sale of shares to FII Holdings. We plan to invest the net proceeds of this offering and the simultaneous sale of shares to FII Holdings in accordance with our investment objectives and the strategies described in this prospectus. See “Business—Our Investment Strategy.”

We intend to invest at least 85% of the net proceeds of this offering in Agency MBS. Until appropriate investments can be identified, our Manager may invest the net proceeds of this offering and the simultaneous sale of shares to FII Holdings in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from investments in our intended use of proceeds of this offering. To the extent we raise more proceeds in this offering, we will make more investments. To the extent we raise less proceeds in this offering, we will make fewer investments.

DISTRIBUTION POLICY

We intend to elect and qualify to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending on December 31, 2008. Federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. If our cash available for distribution is less than 90% of our REIT taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We will not be required to make distributions with respect to activities conducted through a taxable REIT subsidiary, or TRS, which we may form following the completion of this offering. For more information, please see “Certain Federal Income Tax Considerations—Taxation of Our Company.”

To satisfy the requirements to qualify as a REIT and generally not be subject to federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefor. Any future distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, maintenance of our REIT status, applicable provisions of the Maryland General Corporation Law, or MGCL, and such other factors as our board of directors deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses, and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, please see “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, please see “Certain Federal Income Tax Considerations—Taxation of Owners.”

CAPITALIZATION

The following table sets forth (1) our actual capitalization at February 28, 2008 and (2) our capitalization as adjusted to reflect the effects of the sale of our common stock in this offering at an assumed offering price of $             per share after deducting the underwriter’s commissions and estimated organizational and offering expenses payable by us and the simultaneous offering to FII Holdings $25 million of our common stock at the same initial public offering price per share in a private placement. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

	As of February 28, 2008
	Actual	As Adjusted(1)(2)
Stockholders’ equity:

Common stock, par value $0.01 per share; 1,000 shares authorized, 1,000 shares outstanding, actual and 500,000,000 shares authorized and shares outstanding, as adjusted (3)	$10	$
Additional paid-in-capital	990

Total stockholders’ equity	$1,000	$

(1)	Assumes shares will be sold in this offering at an initial offering price of $ per share for net proceeds of approximately $ million after deducting the underwriter’s commission and estimated organization and offering expenses of approximately $ million and the simultaneous offering to FII Holdings $25 million of our common stock at the initial public offering price per share in a private placement. We will repurchase the 1,000 shares currently owned by FII Holdings at the same $1.00 per share price FII Holdings purchased them. The shares sold to FII Holdings will be sold at the offering price without payment of underwriter’s commission. See “Use of Proceeds.”
(2)	Does not include the underwriter’s option to purchase or place up to additional shares.
(3)	Does not include shares of restricted common stock approved as grants pursuant to our equity incentive plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Forward-Looking Statements,” “Business” and our audited balance sheet as of             , 2008 and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a newly-formed specialty finance company that will invest in a portfolio of predominantly Agency MBS. While our primary investment focus will be Agency MBS, we may also acquire MBS created by banks and mortgage banking companies for which an Agency does not guarantee payments of principal or interest, which we refer to as non-Agency MBS. We will be externally managed by Federated Investment Counseling, our Manager. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

Our objective is to generate net income for distribution to our stockholders from the spread between the interest income on our MBS and the cost of borrowings to finance our acquisition of these MBS. We intend to achieve this objective by investing in Agency MBS as well as non-Agency MBS and to structure our financings such that, on an aggregate basis, they generally correspond to the interest rate risks of our MBS. Our investment portfolio will be structured to comply with the various federal income tax requirements for REIT status and to maintain our exclusion from regulation under the 1940 Act.

We believe that our strategy, combined with our Manager’s experience, will enable us to pay dividends and achieve capital appreciation throughout changing market cycles. We expect to take a long-term view of assets and liabilities, and our reported earnings and mark-to-market valuations at the end of a financial reporting period will not significantly impact our objective of providing attractive risk-adjusted returns to our stockholders over the long-term. We have not yet made any investments.

We will use leverage to seek to increase our potential returns and to fund the acquisition of our assets. Our income will be generated primarily by the difference, or net spread, between the income we earn on our assets and the cost of our borrowings. We expect to finance our investments primarily using repurchase agreements. We expect to manage our debt by utilizing interest rate hedges, such as interest rate swaps, to reduce the effect of interest rate fluctuations related to our debt.

We expect the results of our operations to be affected by various factors, many of which are beyond our control. Our results of operations will primarily depend on, among other things, the level of our net interest income, the market value of our assets, and the supply of and demand for such assets. Our net interest income, which reflects the amortization of purchase premiums and accretion of discounts, varies primarily as a result of changes in interest rates, borrowing costs, and prepayment speeds, which is a measurement of how quickly borrowers pay down the unpaid principal balance on their mortgage loans.

Outlook

Our business will be affected by general U.S. residential real estate fundamentals and the overall U.S. economic environment. In particular, our strategy is influenced by the specific characteristics of these markets, including prepayment rates and interest rate levels. We expect the results of our operations to be affected by various factors, many of which are beyond our control. Our results of operations will primarily depend on, among other things, the level of our net interest income, the market value of our investment portfolio and the supply of and demand for MBS. Our net interest income, which includes the amortization of purchase premiums and accretion of discounts, will vary primarily as a result of changes in interest rates, borrowing cost, and prepayment speeds, which is a measurement of how quickly borrowers pay down the unpaid principal balance on their mortgage loans.

Prepayment Speeds

Prepayment speeds, as reflected by the Constant Prepayment Rate, or CPR, vary according to interest rates, the type of mortgage loan, conditions in financial markets and housing markets, availability of mortgages, borrowers’ credit profiles, competition and other factors, none of which can be predicted with any certainty. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their mortgage loans, and as a result, prepayment speeds tend to decrease. When interest rates fall, however, prepayment speeds tend to increase. When house price appreciation is positive, prepayment rates may increase and when house prices depreciate in value, prepayment rates may decline. For MBS purchased at a premium, as prepayment speeds increase, the amount of income we will earn on these investments will be less than expected because the purchase premium we will pay for the bonds amortizes faster than expected. Conversely, decreases in prepayment speeds result in income greater than expected and can extend the period over which we amortize the purchase premium. For MBS purchased at a discount, as prepayment speeds increase, the amount of income we will earn will be greater than expected because of the acceleration of the accretion of the discount into interest income. Conversely, decreases in prepayment speeds result in income less than expected and can extend the period over which we accrete the purchase discount into interest income.

Interest Rate Environment

As indicated above, as interest rates rise, prepayment speeds generally decrease, increasing our interest income. Rising interest rates, however, increase our financing costs which may result in a net negative impact on our net interest income. In addition, if we acquire MBS collateralized by monthly reset adjustable rate mortgage loans, or ARMs, and three- and five-year hybrid ARMs, which have a fixed rate initially and then adjust, such interest rate increases should result in decreases in our net investment income, as there could be a timing mismatch between the interest rate reset dates on our investment portfolio and the financing costs of these investments. Monthly reset ARMs are ARMs on which coupon rates reset monthly based on indices such as one-month LIBOR. Hybrid ARMs are mortgages that have interest rates that are fixed for an initial period (typically three, five, seven or 10 years) and thereafter reset at regular intervals subject to interest rate caps.

Size of Investment Portfolio

The size of our investment portfolio, as measured by the aggregate unpaid principal balance of our investment portfolio, will also be a key driver of our gross interest income. Generally, as the size of our investment portfolio grows, the amount of interest income that we receive will increase. The larger investment portfolio, however, will drive increased expenses as we will incur additional interest expense to finance the purchase of our investment portfolio.

Extension Risk

Our Manager will compute the projected weighted-average life of our investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when we acquire a fixed rate mortgage security, or FRM, or hybrid ARM security, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related MBS.

However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results of operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the FRM or hybrid ARM security would remain fixed. This situation may also cause the market value of our FRM or hybrid ARM security to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Critical Accounting Policies

Our critical accounting policies relate to investment accounting, revenue recognition, securities valuation, derivative accounting and income taxes. Each of these items involves estimates that will require management to make judgments that are subjective in nature. We will rely on our Manager’s and Federated’s experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. Under different conditions, we could report materially different amounts using these critical accounting policies.

Loans and Investments

Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, or SFAS 115, requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale, or trading depending on our ability and intent to hold such security to maturity. Securities available-for-sale will be reported at fair value, while securities held-to-maturity will be reported at amortized cost. Although we generally intend to hold most of our MBS until maturity, we may, from time to time, sell any of our MBS as part of our overall management of our investment portfolio. Accordingly, we will be required to classify all of our securities as available-for-sale. All assets classified as available-for-sale will be reported at fair value, based on market prices from third-party sources, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. We do not have an investment portfolio at this time.

We will evaluate securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of recovery in fair value of the MBS, and (3) our intent and ability to retain our investment in the MBS for a period of time sufficient to allow for any anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments. Unrealized losses on securities that are considered other-than-temporary, as measured by the amount of the difference between the securities’ cost basis and its fair value, will be recognized in earnings as an unrealized loss and the cost basis of the securities will be adjusted.

Interest Income

Interest income will be accrued based on the outstanding principal amount of the securities and their contractual terms. Premiums and discounts associated with the purchase of the securities will be amortized or accreted into interest income over the projected lives of the securities using the interest method. Our policy for estimating prepayment speeds for calculating the effective yield will be to evaluate published prepayment data for similar securities, market consensus and current market conditions. If the actual prepayment experience ultimately differs from our estimate of prepayments, we will be required to make an adjustment to the amortization or accretion of premiums and discounts that would have an impact on future income.

Repurchase Agreements

We intend to finance the acquisition of MBS for our investment portfolio through the use of repurchase agreements. Repurchase agreements will be treated as collateralized financing transactions and will be carried at their contractual amounts, including accrued interest, as specified in the respective agreements. Shortly before or concurrently with the completion of this offering, we intend to enter into repurchase agreements with several counterparties.

In instances where we acquire MBS through repurchase agreements with the same counterparty from whom the MBS were purchased, we will account for the purchase commitment and repurchase agreement on a net basis and record a forward commitment to purchase MBS as a derivative instrument. Such forward commitments are recorded at fair value with subsequent changes in fair value recognized in income. Additionally, we will record the cash portion of our investment in MBS as a mortgage-related receivable from the counterparty on our balance sheet.

Manager Compensation

The management agreement provides for the payment to our Manager of a base management fee and incentive compensation if our financial performance exceeds certain benchmarks. The base management fee and the incentive compensation will be accrued and expensed during the period for which they are earned.

Derivatives and Hedging Activities

We will account for derivative financial instruments in accordance with SFAS 133. SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. Derivatives are used for hedging purposes rather than speculation. We will use quotations from a third party to determine their fair values.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk on our borrowings. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the effective hedge criteria is marked-to-market with the changes in value included in net income.

Income Taxes

We will operate in a manner that we believe will allow us to be taxed as a REIT and, as a result, we do not expect to pay substantial corporate-level income taxes. Many of the requirements for REIT qualification, however, are highly technical and complex. If we were to fail to meet these requirements and do not qualify for certain statutory relief provisions, we would be subject to federal income tax, which could have a material adverse impact on our results of operations and amounts available for distributions to our stockholders. If we use a TRS, we will be subject to federal, state and, if applicable, local income tax.

Recent Accounting Pronouncements

Accounting for Acquisitions of Mortgage Securities Seller-Financed using Repurchase Arrangements

From time to time, we will finance acquisitions of MBS with the seller using repurchase arrangements. In such instances, the MBS we acquire will be used to collateralize the related short-term liability.

The FASB has issued a proposed staff position, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions, or FSP FAS 140-d, to address questions where assets purchased from a particular counterparty and financed through a repurchase agreement with the same counterparty can be considered and accounted for as separate transactions. FSP FAS 140-d focuses on the circumstances that would permit a transferor and a transferee to separately evaluate the accounting for a transfer of a financial asset and a repurchase financing under Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets Extinguishment of Liabilities.

At its November 21, 2007 board meeting, the FASB issued Action Alert No. 07-47, which delays the effective implementation date of FSP FAS 140-d to fiscal years beginning after November 15, 2008 in order to solicit input from an external resource group before finalizing FSP FAS 140-d. The FASB board met on January 16, 2008 to discuss comments received from the external resource group, but did not make public any revisions to FSP FAS 140-d. Until such time as FSP FAS 140-d is finalized, we are unable to determine what, if any, impact this accounting pronouncement will have on our financial statements.

Fair Value Measurement

In September 2006, FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, or SFAS 157. SFAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of its financial instruments according to a fair value hierarchy (i.e., levels 1, 2, and 3, as defined).

Additionally, companies are required to provide enhanced disclosure regarding instruments in the level 3 category (which require significant management judgment), including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. We are currently evaluating the impact that the adoption of SFAS 157 may have on our financial statements. We do not anticipate having significant amounts of assets in the level 3 category.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, or SFAS 159. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. We are currently evaluating the impact that the adoption of SFAS 159 will have on our financial statements.

Results of Operations

As of the date of this prospectus, we have not commenced operations. We will not build an investment portfolio until we have completed this offering.

Liquidity and Capital Resources

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to pay dividends, fund investments and meet other general business needs. Our primary sources of funds for liquidity will consist of the net proceeds from this offering, net cash provided by operating activities, cash from the several repurchase agreements we expect to establish concurrently with or shortly before the completion of this offering and other financing arrangements and future issuances of common equity, preferred equity, convertible securities, trust preferred and/or debt securities.

In the future, we intend to finance our acquisition of MBS through the use of repurchase agreements. We expect that our borrowings generally will have maturities that range from one month to one year. While we intend that our borrowings will generally be between approximately 8 to 12 times our equity capital, the ratio may vary from time to time depending on market conditions and other factors our Manager deems to be relevant. Our leverage policy includes excess capital over the “haircuts” required to fund our assets to guard against fluctuations in the market prices of our investment portfolio. Initially, upon completion of this offering, and after the net proceeds from this offering are fully invested, we expect our borrowings to be approximately 10 times the amount of our equity capital. Under the repurchase agreements, we may be required to pledge additional assets to the repurchase agreement counterparties (i.e., lenders) in the event the estimated fair value of the existing pledged collateral under such agreements declines and such lenders demand additional collateral (a margin call), which may take the form of additional securities or cash. Similarly, if the estimated fair value of investment securities increases due to changes in market interest rates or market factors, lenders may release collateral back to us. Specifically, margin calls would result from a decline in the value of the MBS securing our repurchase agreements, payments or prepayments on the mortgages securing such MBS, and changes in the estimated fair value of such MBS generated by changes in interest rates or other market factors. Shortly before or concurrently with the completion of this offering, we intend to enter into repurchase agreements with several counterparties.

We believe these identified sources of funds will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. Our short-term and long-term liquidity needs include funding future investments, operating costs and distributions to our stockholders. Our ability to meet our long-term liquidity and capital resource requirements may be subject to additional financing. If we are unable to obtain or renew our sources of financing or unable to obtain them on favorable terms, it may have an adverse effect on our business and results of operations.

To qualify as a REIT, we must distribute annually at least 90% of our taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations.

Contractual Obligations and Commitments

We had no contractual obligations as of February 28, 2008. We intend to enter into a management agreement with FIC, an indirect wholly-owned subsidiary of Federated. FIC is entitled to receive a base management fee, incentive compensation and, in certain circumstances, a termination fee and reimbursement of certain expenses as described in the management agreement. Such fees and expenses do not have fixed and determinable payments. The base management fee is payable quarterly in arrears in an amount equal to 1.75% per annum, calculated quarterly, of our stockholders’ equity (as defined in the management agreement). Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

Our Manager will receive quarterly incentive compensation in an amount equal to 20% of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive management fee, exceeds the product of:

•	the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of shares of common stock outstanding in such quarter; and

•	0.50% plus one-fourth of the average of the one month LIBOR rate for such quarter and the previous three quarters.

For the initial four quarters following this offering, Core Earnings and the LIBOR rate will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings and LIBOR rate for the initial quarter will each be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as

GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between our Manager and our independent directors and approval by a majority of our independent directors.

We expect to enter into certain contracts that contain a variety of indemnification obligations, principally with our Manager, brokers and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations is unlimited.

Off-Balance Sheet Arrangements

As of February 28, 2008, we had no off-balance sheet arrangements.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular quarterly dividends to our stockholders. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, which would only be paid out of available cash, we must first meet both our operating requirements and scheduled debt service on our repurchase agreements or other debt payable.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The primary components of our market risk are related to interest rate risk, prepayment risk, extension risk, market value risk, and credit risk. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

We will be subject to interest rate risk in connection with our investments and our related debt obligations, which are generally repurchase agreements. Our repurchase agreements may be of limited duration that are periodically refinanced at current market rates. We intend to mitigate this risk through utilization of derivative contracts, primarily interest rate swap agreements.

Interest Rate Effect on Net Interest Income

Our operating results will depend in large part on differences between the income from our investments and our borrowing costs. Most of our repurchase agreements will provide financing based on a floating rate of interest calculated on a fixed spread over London Interbank Offered Rate, or LIBOR. The fixed spread will vary depending on the type of underlying asset which collateralizes the financing. Accordingly, we will attempt to structure our financings such that, on an aggregate basis, they generally correspond to the interest rate risks of our MBS. During periods of rising interest rates, the borrowing costs associated with our investments tend to increase while the income earned on our fixed interest rate investments may remain substantially unchanged. This will result in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses.

Hedging techniques are partly based on assumed levels of prepayments of our fixed-rate and hybrid adjustable-rate mortgage loans and MBS. If prepayments are slower or faster than assumed, the life of the mortgage loans and MBS will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest Rate Effects on Fair Value

Another component of interest rate risk is the effect changes in interest rates will have on the market value of the assets we acquire. We will face the risk that the market value of our assets will increase or decrease at different rates than that of our liabilities, including our hedging instruments.

We will primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.

It is important to note that the impact of changing interest rates on fair value can change significantly when interest rates change beyond 100 basis points from current levels. Therefore, the volatility in the fair value of our assets could increase significantly when interest rates change beyond 100 basis points. In addition, other factors impact the fair value of our interest rate-sensitive investments and hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, in the event of changes in actual interest rates, the change in the fair value of our assets would likely differ from that shown above, and such difference might be material and adverse to our stockholders.

Interest Rate Cap Risk

We will also invest in MBS backed by adjustable-rate mortgage loans. These are MBS in which the underlying mortgages are MBS backed by typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the security’s interest yield may change during any given period. Our borrowing costs, pursuant to our financing agreements, however, will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our adjustable-rate MBS would effectively be limited. This problem will be magnified to the extent we acquire adjustable-rate MBS that are not based on mortgages which are fully indexed. In addition, the underlying mortgages in an MBS may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on our adjustable-rate MBS than we need to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk

We intend to fund a substantial portion of our acquisitions of hybrid adjustable-rate MBS with borrowings that, after the effect of hedging, have interest rates based on indices and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indices and repricing terms of the MBS. Thus, we anticipate that in most cases the interest rate indices and repricing terms of our MBS and our funding sources will not be identical, thereby creating an interest rate mismatch between assets and liabilities. Some of the MBS we intend to acquire are fixed-rate securities. This means that their interest rates will not vary over time based upon changes in a short-term interest rate index. Therefore, our cost of funds would likely rise or fall more quickly than would our earnings rate on assets. During periods of changing interest rates, such interest rate mismatches could negatively impact our financial condition, cash flows and results of operations. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above.

Our analysis of risks is based on our Manager’s experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of investment decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

Prepayment Risk

As we receive prepayments of principal on these investments, premiums paid on such investments will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the investments. Conversely, discounts on such investments are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the investments.

Extension Risk

Our Manager will compute the projected weighted-average life of our investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when a fixed-rate or hybrid adjustable-rate MBS is acquired with borrowings, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related MBS.

If prepayment rates decrease in a rising interest rate environment, however, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid adjustable-rate assets would remain fixed. This situation may also cause the market value of our hybrid adjustable-rate assets to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market Risk

Our available-for-sale securities will be reflected at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase.

Credit Risk

We will be subject to credit risk in connection with our non-Agency MBS. The credit risk related to these investments pertains to the ability and willingness of the borrowers to pay, which is assessed before credit is granted or renewed and periodically reviewed throughout the security term.

The non-Agency MBS which we will acquire for our portfolio will be reviewed by our Manager to ensure that we acquire non-Agency MBS which satisfy our risk based criteria. Our Manager’s review of non-Agency MBS will be based on quantitative and qualitative analysis of the risk-adjusted returns on non-Agency MBS.

Risk Management

To the extent consistent with maintaining our REIT status, we will seek to manage risk exposure to protect our portfolio of MBS, and mortgage securities and related debt against the effects of major interest rate changes. We generally seek to manage our risk by:

•	monitoring and adjusting, if necessary, the reset index and interest rate related to our MBS and our financings;

•	attempting to structure our financings agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

•	using derivatives, financial futures, swaps, options, caps, floors and forward sales to adjust the interest rate sensitivity of our MBS and our borrowings; and

•

actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, and gross reset margins of our MBS and the interest rate indices and adjustment periods of our financings.

BUSINESS

Our Company

We are a newly-formed specialty finance company that will invest predominantly in a portfolio of mortgage-backed securities, or MBS, for which a government agency or federally chartered corporation, such as the Federal Home Loan Mortgage Corporation, or Freddie Mac, the Federal National Mortgage Association, or Fannie Mae, or the Government National Mortgage Association, or Ginnie Mae, guarantees payments of principal or interest on the securities. We refer to these securities as Agency MBS. Our Agency MBS may include mortgage pass-through certificates, collateralized mortgage obligations, or CMOs, and other securities representing interests in or obligations backed by pools of mortgage loans. While our primary focus will be Agency MBS, we may also acquire MBS created by banks and mortgage banking companies for which an Agency does not guarantee payments of principal or interest. We refer to these securities as non-Agency MBS. We will be externally managed by FIC. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

Our principal business objective is to generate net income for distribution to our stockholders, primarily from net cash flows from our Agency MBS. We intend to achieve this objective by investing in MBS and attempting to structure our financings such that, on an aggregate basis, they generally correspond to the interest rate risks of our MBS. Our investment portfolio will be structured to comply with the various federal income tax requirements for REIT status and to maintain our exclusion from regulation under the 1940 Act.

We recognize that investing in our targeted asset class is highly competitive, and that our Manager will compete with many other investment managers for profitable investment opportunities in these areas. Federated, its affiliates, and our Manager have close relationships with a diverse group of financial intermediaries, ranging from primary dealers, major investment banks, and brokerage firms to leading mortgage originators, specialty investment dealers and financial sponsors. In addition, we expect to benefit from our Manager’s analytical and portfolio management expertise and technology. We believe that the combined and complementary strengths of Federated, its affiliates, and our Manager give us a competitive advantage over REITs with a similar focus to ours.

Our Manager

We will be externally managed and advised by FIC, an investment advisor registered with the Securities and Exchange Commission, or SEC. Our Manager is a Delaware statutory trust. Our Manager commenced operations on April 11, 1989. At December 31, 2007, our Manager was the adviser or sub-adviser for funds, other investment vehicles, and managed and other discretionary accounts with approximately $40.2 billion in net assets.

Our Manager’s offices are located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. and the telephone number of our Manager’s offices is (412) 288-1900.

Our Manager will be responsible for administering our business activities and day-to-day operations. Pursuant to the terms of the management agreement, our Manager will provide us with our management team, including our officers, along with appropriate support personnel. Each of our officers is also an employee of our Manager or one of its affiliates. We expect to have no employees other than our officers. Our Manager is not obligated to dedicate certain of its employees exclusively to us, nor is it or its employees obligated to dedicate any specific portion of its time to our business. Our Manager is at all times subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it.

Our Manager has well-respected and established portfolio management resources for our targeted asset class and a sophisticated infrastructure supporting those resources, including investment professionals focusing on Agency and non-Agency MBS and other mortgage-related securities. Our Manager’s investment professionals have extensive experience in performing services for entities that are the adviser or sub-adviser for funds, other investment vehicles, and other managed and discretionary accounts which focus on Agency and non-Agency MBS and other mortgage-related securities. Neither our Manager nor affiliates of our Manager has ever previously managed or advised a public REIT.

We also expect to benefit from our Manager’s finance and administration functions, which address legal, compliance, investor relations and operational matters, including portfolio management, trade allocation and execution, securities valuation, risk management and information technologies in connection with the performance of its duties.

We do not pay any of our employees any cash compensation. Rather, we pay our Manager a base management fee and incentive compensation based on performance pursuant to the terms of the management agreement.

Our Competitive Advantages

We believe that our competitive advantages include the following:

Access to an Established Asset Manager with Comprehensive Financial Monitoring and Risk Management Policies and Procedures.

Our Manager is a subsidiary of Federated Investors, Inc. (together with its subsidiaries, Federated), one of the largest investment managers in the United States with $302 billion in managed assets as of December 31, 2007. Over the years, Federated has developed comprehensive financial monitoring and risk management policies and procedures, all of which we believe will be beneficial to us.

Experienced MBS Investment Team.

Our Manager has a long history of strong performance across a broad range of fixed-income assets. Our Manager’s investment professionals have a long history of investing in a variety of mortgage and real estate-related securities on whom we will rely. Investments will be overseen by an investment committee of our Manager’s professionals, consisting of Todd Abraham, Randall S. Bauer, Liam O’Connell and Robert Ostrowski.

Focused Investment Strategy.

Our investment strategy seeks to optimize our risk-adjusted returns by creating an investment portfolio consisting predominantly of Agency MBS. Because we will invest predominantly in Agency MBS, we expect our investment portfolio to have limited credit risk due to the guarantee of principal and interest payments by a U.S. Government agency or U.S. Government-sponsored entity. We expect our focused investment strategy to be a competitive advantage relative to other residential mortgage investors that have experienced a deterioration in the credit performance of their residential mortgage loan investment portfolios.

Access to Federated’s and Our Manager’s Relationships.

Federated and its affiliates, including our Manager, have developed long-term relationships with a number of commercial and investment banks and other financial intermediaries. We believe these relationships will provide us with a range of high-quality investment and financing opportunities.

Alignment of Interests between Federated, Our Manager and Our Investors.

Simultaneously with the completion of this offering, FII Holdings will purchase $25 million of our common stock at the initial public offering price per share in a private placement and will own approximately             % of our outstanding common stock upon completion of this offering (which percentage excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and              shares of restricted common stock approved to be granted to our executive officers and employees of our Manager and to our independent directors, simultaneously with completion of this offering). Moreover, a portion of the fees that may be earned by our Manager consists of incentive compensation that is based on the amount by which a measure of our earnings exceeds a specified threshold. We believe that FII Holdings’s investment and our Manager’s ability to earn performance fees will align our Manager’s interests with our interests.

Our Investment Strategy

Our principal business objective is to generate income for distribution to our stockholders, primarily from the net cash flows on our investment securities. Our net cash flows result primarily from the difference between the interest income on our investment securities and borrowing costs of our repurchase agreements. To achieve our business objective, our strategy is to:

•

build an investment portfolio consisting of MBS, the majority of which will be Agency MBS, which we expect will have fixed interest rates or adjustable interest rates based on changes in short-term market interest rates that seeks to generate attractive risk-adjusted returns;

•	manage financing, interest and prepayment rate risks;

•	utilize leverage to increase potential returns to stockholders through borrowings;

•	provide regular quarterly distributions to stockholders;

•	qualify to be taxed as a REIT; and

•	operate our business so as to be exempt from registration under the 1940 Act.

Under our asset allocation policy, at least 85% of our total assets must be comprised of Agency MBS that are unrated but are guaranteed by the U.S. Government or an agency of the U.S. Government. The remainder of our assets, comprising not more than 15% of our total assets, may consist of non-Agency MBS that are not guaranteed by the U.S. Government or an agency of the U.S. Government but are rated within one of the two highest rating categories by at least one of the Rating Agencies. Until appropriate investments can be identified, our Manager may invest our funds in interest-bearing, short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT.

Our investment decisions, however, will depend on prevailing market conditions and will change over time. As a result, we cannot predict the percentage of our assets that will be invested in each asset class or whether we will invest in other classes of investments. We may change our investment strategy and policies without a vote of our stockholders.

We intend to elect and qualify to be taxed as a REIT and to operate our business so as to be exempt from registration under the 1940 Act, and therefore will be required to invest a substantial majority of our assets in loans secured by mortgages on real estate and real estate-related assets.

Investment Portfolio

We intend to primarily invest in securities that represent interests in pools of mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks, and other mortgage lenders. These pools of mortgage loans are assembled by various government, government-related, and private organizations to issue and sell the related mortgage-backed securities, MBS, to investors.

These MBS provide for a monthly payment, which consists of both interest and principal. In effect, these payments are a “pass-through” of the monthly interest and principal payments made by the individual borrower on the mortgage loans, net of any fees paid to the issuer or guarantor of the securities. Additional payments result from prepayments of principal upon the sale, refinancing or foreclosure of the underlying residential property, net of fees or costs which may be incurred. Some MBS, such as securities issued by Ginnie Mae, are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, regardless of whether the mortgagors actually make mortgage payments when due.

The investment characteristics of pass-through MBS differ from those of traditional fixed-income securities in several ways, including, the payment of interest and principal on the MBS on a more frequent schedule, and the possibility that principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

Various factors affect the rate at which mortgage prepayments occur, including changes in interest rates, general economic conditions, the age of the mortgage loan, the location of the property, and other social and demographic conditions. Generally prepayments on MBS increase during periods of falling interest rates and decrease during periods of rising interest rates. We may reinvest prepayments at a yield that is higher or lower than the yield on the prepaid investment, thus affecting the weighted average yield of our investments.

To the extent MBS are purchased at a premium, faster than expected prepayments result in a faster than expected amortization of the premium paid. Conversely, if these securities were purchased at a discount, faster than expected prepayments accelerate our recognition of income.

Collateralized mortgage obligations, or CMOs, may allow for shifting of prepayment risk from slower-paying tranches to faster-paying tranches. This is in contrast to mortgage pass-through certificates where all investors share equally in all payments, including all prepayments, on the underlying mortgages.

Agency Mortgage-Backed Securities

Agency MBS consist of single-family residential pass-through certificates and CMOs for which the principal and interest payments are guaranteed by a U.S. Government agency or U.S. Government-sponsored entity.

Single-Family Residential Pass-Through Certificates. Single-family residential pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the securities, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.

Collateralized Mortgage Obligations, or CMOs. CMOs are structured instruments comprised of Agency MBS. Interest and principal, plus pre-paid principal, on a CMO are paid on a monthly basis. CMOs consist of multiple classes of securities. Monthly payments of principal, including prepayments, are sometimes returned first to investors holding the shortest effective maturity class; with investors holding the longer effective maturity classes receiving principal only after the first class has been retired.

The Agency MBS that we intend to acquire provide funds for mortgage loans made to residential homeowners. These securities generally represent interests in pools of mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and other mortgage lenders. These pools of mortgage loans are assembled for sale to investors, such as us, by various government, government-related, or private organizations.

Payments of principal and interest on Agency MBS, although not the market value of the securities themselves, may be guaranteed by the full faith and credit of the United States, such as those issued by Ginnie Mae, or by a U.S. Government-sponsored entity, such as Fannie Mae or Freddie Mac.

These Agency MBS are collateralized by either FRMs, ARMs, or hybrid ARMs. Our allocation between securities collateralized by FRMs, ARMs or hybrid ARMs will depend on various factors including, but not limited to, relative value, expected future prepayment trends, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves. We intend to take these factors into account when we consider making these types of investments.

Freddie Mac Gold Certificates

Freddie Mac is a shareholder-owned, federally-chartered corporation created pursuant to an act of the U.S. Congress on July 24, 1970. The principal activity of Freddie Mac currently consists of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. Freddie Mac guarantees to each holder of Freddie Mac gold certificates the timely payment of interest at the applicable pass-through rate and principal on the holder’s pro rata share of the unpaid principal balance of the related mortgage loans. The obligations of Freddie Mac under its guarantees are solely those of Freddie Mac and are not backed by the full faith and credit of the United States. If Freddie Mac were unable to satisfy these obligations, distributions to holders of Freddie Mac gold certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Freddie Mac certificates.

Freddie Mac gold certificates are backed by pools of single-family mortgage loans or multi-family mortgage loans. These underlying mortgage loans may have original terms to maturity of up to 40 years. Freddie Mac certificates may be issued under cash programs (composed of mortgage loans purchased from a number of sellers) or guarantor programs (composed of mortgage loans acquired from one seller in exchange for certificates representing interests in the mortgage loans purchased).

Fannie Mae Certificates

Fannie Mae is a shareholder owned, federally-chartered corporation organized and existing under the Federal National Mortgage Association Charter Act, created in 1938 and rechartered in 1968 by Congress as a stockholder owned company. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae guarantees to the registered holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest on the mortgage loans in the pool underlying the Fannie Mae certificate, whether or not received, and the full principal amount of any such mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Fannie Mae.

Fannie Mae certificates may be backed by pools of single-family or multi-family mortgage loans. The original term to maturity of any such mortgage loan generally does not exceed 40 years. Fannie Mae certificates may pay interest at a fixed rate or an adjustable rate. Each series of Fannie Mae ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and Fannie Mae’s guarantee fee. The specified index used in different series has included the Treasury Index, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, LIBOR and other indices. Interest rates paid on fully-indexed Fannie Mae ARM certificates equal the applicable index rate plus a specified number of percentage points. The majority of series of Fannie Mae ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1.00% or 2.00% and to a lifetime cap of 5.00% or 6.00% over the initial interest rate.

Ginnie Mae Certificates

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development, or HUD. The National Housing Act of 1934 authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgages insured by the Federal Housing Administration, or FHA, or partially guaranteed by the Department of Veterans Affairs and other loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates. Section 306(g) of the Housing Act provides that the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty by Ginnie Mae.

At present, most Ginnie Mae certificates are backed by single-family mortgage loans. The interest rate paid on Ginnie Mae certificates may be a fixed rate or an adjustable rate. The interest rate on Ginnie Mae certificates issued under Ginnie Mae’s standard ARM program adjusts annually in relation to the Treasury index. Adjustments in the interest rate are generally limited to an annual increase or decrease of 1.00% and to a lifetime cap of 5.00% over the initial coupon rate.

Non-Agency MBS

Non-Agency MBS are privately-issued pass-through certificates that are not issued by one of the Agencies and that are backed by a pool of mortgage loans that typically are not eligible for sale to the Agencies. These certificates are issued by originators of, investors in, and other owners of mortgage loans, including savings and loan associations, savings banks, commercial banks, mortgage banks, investment banks and special purpose “conduit” subsidiaries of these institutions.

While Agency MBS are backed by the express obligation or guarantee of one of the agencies, as described above, non-Agency MBS are generally covered by one or more forms of private credit enhancements, such as subordination (allocating losses first to one class of MBS rather than pro rata to all classes of MBS) and overcollateralization (the amount by which the value of the underlying mortgage loans exceeds the value of the MBS). These credit enhancements provide an extra layer of loss coverage if losses are incurred upon foreclosure sales or other liquidations of underlying mortgaged properties in amounts that exceed the equity holder’s equity interest in the property.

Investment Sourcing

We expect our Manager to take advantage of the broad network of relationships it, Federated, and its affiliates (including FIMC) have established to identify investment opportunities. Our Manager and Federated, and its other affiliates (including FIMC) have relationships with a large and diverse group of financial intermediaries, ranging from major commercial and investment banks to specialty investment dealers and brokerage firms.

Investing in our targeted asset class is highly competitive. Our Manager competes with many other investment managers for profitable investment opportunities in fixed-income asset classes and related investment opportunities.

Investment Process and Asset Allocation

We expect our investment process and asset allocation policy will benefit from the resources and professionals of our Manager. The professionals responsible for portfolio management decisions are Todd Abraham, Randall S. Bauer, and Liam O’Connell. Investments will be overseen by an Investment Committee of our Manager’s professionals, consisting of Todd Abraham, Liam O’Connell, and Robert Ostrowski. This Investment Committee will oversee our investment guidelines and will meet periodically to discuss preferences for sectors and sub-sectors.

Under our asset allocation policy, at least 85% of our total assets must be comprised of Agency MBS that are unrated but are guaranteed by the U.S. Government or an agency of the U.S. Government. The remainder of our assets, comprising not more than 15% of our total assets, may consist of non-Agency MBS that are not guaranteed by the U.S. Government or an agency of the U.S. Government but are rated within one of the two highest rating categories by at least one of the Rating Agencies. Until appropriate investments can be identified, our Manager may invest our funds in interest-bearing, short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT.

We intend to acquire only those MBS that we believe we have the necessary expertise to evaluate and manage, that we can readily finance and that are consistent with our balance sheet guidelines and risk management objectives. Since we expect to hold our MBS until maturity, our Manager generally will not seek to acquire assets whose investment returns are only attractive in a limited range of scenarios. We believe that future interest rates and mortgage prepayment rates are very difficult to predict and, as a result, we will seek to acquire MBS which we believe provide acceptable returns over a broad range of interest rate and prepayment scenarios.

Among the asset choices available to us, our policy is to acquire those MBS which we believe generate the highest returns on capital invested, after consideration of the following:

•	the amount and nature of anticipated cash flows from the asset;

•	our ability to pledge the asset to secure collateralized borrowings;

•	the increase in our capital requirement determined by our capital investment policy resulting from the purchase and financing of the asset; and

•	the costs of financing, hedging and managing the asset.

Before any acquisition, our Manager will assess potential returns on capital employed over the life of the asset and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios. Our Manager will also give consideration to balance sheet management and risk diversification issues. Under our asset allocation policy, our Manager may deem a specific asset which it is evaluating for potential acquisition as more or less valuable to the extent it serves to increase or decrease certain interest rate or prepayment risks which may exist in the balance sheet and to meet the cash flow and liquidity objectives our management may establish for our balance sheet from time-to-time. Accordingly, an important part of the asset evaluation process is a simulation, using risk management models, of the addition of a potential asset and our associated borrowings and hedges to the balance sheet and an assessment of the impact this potential asset acquisition would have on the risks in and returns generated by our balance sheet as a whole over a variety of scenarios.

Over the long term, we expect to focus primarily on the acquisition of adjustable-rate MBS, including floaters. We may, however, purchase a significant amount of fixed-rate MBS, when in our view, the potential returns on capital invested, after hedging and all other costs, would exceed the returns available from other assets or if the purchase of these assets would serve to reduce or diversify the risks of our balance sheet.

We may acquire newly issued MBS, and also may seek to expand our capital base to further increase our ability to acquire new assets, when the potential returns from new investments appears attractive relative to the return expectations of stockholders. We may in the future acquire MBS by offering our debt or equity securities in exchange for the MBS.

We generally intend to hold MBS for extended periods. In addition, the REIT provisions of the Code limit in certain respects our ability to sell MBS. We may decide however to sell assets from time to time, for a number of reasons, including to reduce interest rate risk, to substitute one type of mortgage-backed security for another, to improve yield or to maintain compliance with the 55% requirement under the 1940 Act, or generally to re-structure the balance sheet when we deem advisable. Our board of directors has not adopted any policy that would restrict our Manager’s authority to determine the timing of sales or the selection of MBS to be sold.

Currently, we do not intend to invest in REMIC residuals or other CMO residuals; collateralized debt obligations, or CDOs, including CDO residuals; stock of other REITs; or MBS primarily backed by mortgages with sub-prime borrowers.

As a requirement for maintaining REIT status, we will distribute to stockholders aggregate dividends equaling at least 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) for each taxable year. We will make additional distributions of capital when the return expectations of the stockholders appear to exceed returns potentially available to us through making new investments in MBS. Subject to the limitations of applicable securities and state corporation laws, we can distribute capital by making purchases of our own capital stock or through paying down or repurchasing any outstanding uncollateralized debt obligations.

Our investment decisions and investment strategy may change over time as market conditions change and as we evolve. We may change our investment strategy and policies without a vote of our stockholders.

Our Financing and Hedging Strategies

We intend to use leverage to increase potential returns to our stockholders. While we may, subject to our maintaining our qualification as a REIT, use a number of sources to finance our investments, we expect to primarily use repurchase agreements to finance the purchase of Agency MBS and other investment assets.

Repurchase agreements are financings, pursuant to which we will sell our MBS, or other assets, to the repurchase agreement counterparties, the buyer, for an agreed upon price with the obligation to repurchase those assets from the buyer at a future date and at a price higher than the original purchase price. The amount of financing we will receive under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets we sell to the buyer. The difference between the sale price and repurchase price is the cost, or interest expense, of financing under a repurchase agreement. We expect our cost of financing under repurchase agreements to generally correspond to LIBOR plus or minus a margin, although such agreements may not expressly incorporate a LIBOR index. Under these repurchase agreements, we expect to retain beneficial ownership of the sold MBS, while the buyer, or a third-party for the benefit of the buyer, maintains custody of such sold MBS. At the maturity of a repurchase agreement, we will be required to repurchase the assets and concurrently receive back our financed assets or, with the consent of the buyer, we may renew such agreement at the then prevailing market interest rate. We expect that under our repurchase agreements, a buyer may require that we pay cash to the buyer or sell additional MBS to the buyer without receiving any additional purchase price for those assets if the estimated fair value of our existing sold assets declines below a specified percentage during the term of the financing. We expect that our financed assets will fluctuate in value due to, among other things, principal repayments and market changes in interest rates.

To reduce our exposure to counterparty-related risk, we expect to enter into repurchase agreements only with financial institutions that have a long-term debt rating of, or, to the extent applicable, have a holding or parent company with a long-term debt rating of, single A or better as determined by one of the Rating Agencies. We will generally seek to diversity our exposure by entering into repurchase agreements with at least several separate lenders.

We will attempt to structure our borrowings such that, on an aggregate basis, they generally correspond to the interest rate risks of our MBS. We expect that periodic rate adjustments on our borrowings, however, will be generally more frequent than rate adjustments on our MBS which are subject to adjustment.

We generally expect to maintain a ratio of debt-to-equity of between 8:1 and 12:1, although the ratio may vary from time to time depending upon market conditions and other factors that our management deem relevant. For purposes of calculating this ratio, our equity is equal to the value of our investment portfolio on a mark-to-market basis, less the book value of our obligations under repurchase agreements and other collateralized borrowings.

Subject to maintaining our qualification as a REIT, we intend to utilize derivative financial instruments, including, among others, interest rate swaps, interest rate caps, and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a spread between the yield on our assets and the cost of our financing.

Risk Management

Risk management is an integral component of our strategy to deliver returns to our stockholders. Interest rate volatility or other risks can meaningfully reduce or eliminate our distributions to stockholders. In addition, because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. To mitigate the risks to our portfolio, we will actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. Our risk management tools include software and services licensed or purchased from third parties.

Our Interest Rate and Risk Management Strategy

To the extent consistent with our election to qualify as a REIT, we will follow an interest rate risk management program intended to protect our portfolio of MBS and related debt against the effects of major interest rate changes. Specifically, our interest rate risk management program is formulated with the intent to offset the potential adverse effects resulting from rate adjustment limitations on our MBS and the differences between interest rate adjustment indices and interest rate adjustment periods of our adjustable-rate MBS and related borrowings.

Our interest rate risk management program encompasses a number of procedures to attempt to structure our financings such that, on an aggregate basis, they generally correspond to the interest rate risks of our MBS.

We expect to adjust the average maturity adjustment periods of our borrowings on an ongoing basis by changing the mix of maturities and interest rate adjustment periods as borrowings come due and are renewed. Through use of these procedures, we will attempt to minimize the differences between the interest rate adjustment periods of our MBS and related borrowings that may occur.

We expect to purchase, from time-to-time, interest rate swaps. We may enter into interest rate collars, interest rate caps or floors, and purchase interest-only MBS and similar instruments to attempt to mitigate the risk of the cost of our variable rate liabilities increasing at a faster rate than the earnings on our assets during a period of rising interest rates or to mitigate prepayment risk. We may hedge as much of the interest rate risk as our Manager determines is in our best interests, given the cost of the hedging transactions and the need to maintain our status as a REIT. This determination may result in our electing to bear a level of interest rate or prepayment risk that could otherwise be hedged when management believes, based on all relevant facts, that bearing the risk is advisable.

Our interest rate risk management program will address both income preservation, as discussed above, and capital preservation concerns. For capital preservation, we will monitor our

“duration.” This is the expected percentage change in market value of our assets that would be caused by a 1% change in short and long-term interest rates. To monitor weighted average duration and the related risks of fluctuations in the liquidation value of our equity, we model the impact of various economic scenarios on the market value of our MBS and liabilities. We believe that our interest rate risk management program will allow us to maintain operations throughout a wide variety of potentially adverse circumstances. Nevertheless, to further preserve our capital base (and lower our duration) during periods when we believe a trend of rapidly rising interest rates has been established, we may decide to increase hedging activities or to sell assets. Each of these actions may lower our earnings and dividends in the short term to further our objective of maintaining attractive levels of earnings and dividends over the long term.

We may elect to conduct a portion of our hedging operations through one or more subsidiary corporations, each of which we would elect to treat as a “taxable REIT subsidiary.” To comply with the asset tests applicable to us as a REIT, we could own 100% of the voting stock of such subsidiary, provided that the value of the stock that we own in all such taxable REIT subsidiaries does not exceed 20% of the value of our total assets at the close of any calendar quarter. A taxable subsidiary would not elect REIT status and would distribute any net profit after taxes to us and its other stockholders. Any dividend income we receive from the taxable subsidiary (combined with all other income generated from our assets, other than qualified REIT real estate assets) must not exceed 25% of our gross income.

Prepayment Risk Management

We seek to mitigate the effects of faster or slower than anticipated prepayment rates through structuring a portfolio with a variety of prepayment characteristics, investing in MBS with prepayment prohibitions and penalties, investing in certain mortgage-backed security structures which have prepayment protections, and balancing assets purchased at a premium with assets purchased at a discount. We monitor prepayment risk through periodic review of the impact of a variety of prepayment scenarios on our revenues, net earnings, dividends, cash flow and net balance sheet market value.

Investment Guidelines

Our board of directors has adopted a set of investment guidelines that set out the asset classes, risk tolerance levels, and other criteria used to evaluate the merits of specific investments as well as the overall portfolio composition. Our Manager’s Investment Committee reviews our compliance with the investment guidelines periodically and our board of directors receives an investment report at each quarter-end in conjunction with its review of our quarterly results. Our board also reviews our investment portfolio and related compliance with our investment policies and procedures and investment guidelines at each regularly scheduled board of directors meeting.

Our board of directors and our Manager’s Investment Committee have adopted the following guidelines for our investments and borrowings:

•	No investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

•	No investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;

•	At least 85% of our total assets must be comprised of MBS that are unrated but are guaranteed by the U.S. Government or an agency of the U.S. Government;

•

The remainder of our assets, comprising not more than 15% of our total assets, may consist of MBS that are rated within one of the two highest rating categories by at least one of the Rating Agencies; and

•

Until appropriate investments can be identified, our Manager may invest our funds in interest-bearing, short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT.

These investment guidelines may be changed by a majority of our board of directors without the approval of our stockholders.

Our board of directors has also adopted a separate set of investment guidelines and procedures to govern our relationships with FIC. We have also adopted detailed compliance policies to govern our interaction with FIC, including when FIC is in receipt of material non-public information.

Policies with Respect to Certain Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. If our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may offer equity or debt securities to repurchase or otherwise reacquire our shares, meet liquidity obligations, or for working capital purposes or other reasons.

In addition, we may borrow money to finance the acquisition of investments. We intend to use traditional forms of financing, such as repurchase agreements. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

We engage in the purchase and sale of investments. We will not underwrite the securities of other issuers.

We will not make loans to other persons or invest in the securities of other issuers for the purpose of exercising control of those entities.

Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Conflicts of Interest

We are dependent on our Manager for our day-to-day management and do not have any independent officers or employees. Our officers, and our non-independent directors, also serve as employees of Federated or its affiliates, including FIMC and our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager and its, Federated’s, and FIMC’s officers and employees spend managing us.

Our Manager has discretionary investment authority over a number of different funds, investment vehicles, and accounts. All of the investment professionals of our Manager also serve as investment professionals for affiliates of Federated, including FIMC, which manages funds that compete with us for investment opportunities and which have investment objectives that overlap with ours. In addition, it is possible in the future that our Manager itself may manage additional funds, investment vehicles, and accounts that may compete with us for investment opportunities. Also, to the extent our Manager manages investment vehicles that meet our investment objectives, our Manager will have an incentive to invest our funds in such investment vehicles because of the possibility of generating an additional, incremental management fee. Our Manager has an investment allocation policy in place so that we may share equitably with other client accounts of our Manager and Federated and its affiliates, including FIMC, in all investment opportunities, particularly those involving an asset with limited supply that may be suitable for our account and such other accounts. Our Manager’s policy also includes other controls designed to monitor and prevent any particular fund, investment vehicle, account, or Federated or its affiliates, including FIMC, from receiving favorable treatment over any other fund, investment vehicle or account. This investment policy may be amended by our Manager at any time without our consent. To the extent FIC’s, Federated’s, its affiliates’ (including FIMC’s) or our business evolves in such a way to give rise to conflicts not currently addressed by our Manager’s investment allocation policy, our Manager may need to refine its policy to handle any such situations. To avoid any actual or perceived conflicts of interest with our Manager, an investment in any security structured or managed by our Manager (other than any money market funds) will be approved by a majority of our independent directors.

The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. Further, during turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager, other entities for which or Manager also acts as an investment manager will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Manager did not act as a manager for other entities.

We have agreed to pay our Manager a base management fee that is not tied to our performance and incentive compensation that is based entirely on our performance. This compensation arrangement may cause our Manager to make high risk investments. Investments with higher yield potential are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. The incentive compensation component may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. This could result in increased risk to the value of our investment portfolio.

It is difficult and costly to terminate the management agreement we have entered into with our Manager without cause. Our independent directors will review our Manager’s performance and the management fees annually, and following the initial term, the management agreement provides that it may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent directors or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than those shares held by Federated or its affiliates), based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to us or (ii) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180-days’ prior notice of any such termination. Upon such termination, we will pay our Manager a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement by providing us with 180-days’ written notice, in which case we would not be required to pay a termination fee.

The management agreement provides that our Manager will not assume any responsibility other than to provide the services called for by the management agreement. It further provides that our Manager will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its officers, managers and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager, its officers, stockholders, managers, directors, officers, employees, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Resolution of Potential Conflicts of Interest and Allocation of Investment Opportunities

FIC will abide by its allocation policy and thus will offer us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objectives, policies and strategies and other relevant factors, subject to the exception that, in accordance with FIC’s allocation policy described below, we might not participate in each such opportunity but will on an overall basis equitably participate with FIC’s other clients in all such opportunities. FIC allocates investments to eligible accounts, including us, based on current demand according to the market value of the account (which is the amount of available capital that, consistent with such account’s investment parameters, may be invested in a proposed investment). An account has current demand if it has positive market value. For certain transactions that cannot be allocated on a pro rata basis, such as in the case of “whole pool” trades, our Manager will endeavor to allocate such purchases over time in a fair and equitable manner. If the investment cannot fulfill the pro rata allocation or be allocated in marketable portions, the investment is allocated on a rotational basis to accounts with current demand, with an emphasis placed on those accounts that were excluded in prior allocations, but without any preference given to accounts based on their market value. The rotational system is determined by FIC’s chief investment officer and is overseen by its compliance officer to ensure fair and equitable investment allocation to all accounts in accordance with the 1940 Act.

Operating and Regulatory Structure

REIT Qualification

In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Code commencing with our taxable year ending on December 31, 2008. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates and may be precluded from qualifying as a REIT until the fifth taxable year following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to operate our business so as to be excluded from regulation under the 1940 Act. We will operate our business so that we are exempt from registration under the 1940 Act. We will rely on the exemption provided by Section 3(c)(5)(C) of the 1940 Act, a provision designed for companies that do not issue redeemable securities and are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.

To qualify for the exemption, we will make investments so that at least 55% of the assets we own consist of qualifying mortgages and other liens on and interests in real estate, which are collectively referred to as “qualifying real estate assets,” and so that at least 80% of the assets we own consist of real estate-related assets (including our qualifying real estate assets). We do not intend to issue redeemable securities.

Based on no-action letters issued by the Staff of the SEC we classify our investment in residential mortgage loans as qualifying real estate assets, as long as the loans are “fully secured” by an interest in real estate. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then we consider the mortgage loan a qualifying real estate asset. We do not consider loans with loan-to-value ratios in excess of 100% to be qualifying real estate assets for the 55% test, but only real estate-related assets for the 80% test.

We also consider MBS such as agency whole pool certificates to be qualifying real estate assets. An agency whole pool certificate is a certificate issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae that represents the entire beneficial interest in the underlying pool of mortgage loans. By contrast, an agency certificate that represents less than the entire beneficial interest in the underlying mortgage loans is not considered to be a qualifying real estate asset for purposes of the 55% test, but constitutes a real estate-related asset for purposes of the 80% test.

We will treat our ownership interest in pools of whole loan MBS, in cases in which we acquire the entire beneficial interest in a particular pool, as qualifying real estate assets based on no-action positions of the Staff of the SEC. We generally do not expect our investments in other MBS investments to constitute qualifying real estate assets for the 55% test, unless such treatment is consistent with guidance of the Staff of the SEC. Instead, these investments generally will be classified as real estate-related assets for purposes of the 80% test.

We also invest in other types of MBS, which we will not treat as qualifying real estate assets for purposes of determining our eligibility for the exclusion provided by Section 3(c)(5)(C) unless such treatment is consistent with guidance of the Staff of the SEC. We have not requested no-action or other interpretative guidance or applied for an exemptive order with respect to the treatment of such assets. In the absence of guidance of the Staff of the SEC that otherwise supports the treatment of such investments as qualifying real estate assets, we will treat them, for purposes of determining our eligibility for the exclusion provided by Section 3(c)(5)(C), as real estate-related assets or miscellaneous assets as appropriate. Any additional guidance from the Staff of the SEC could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

We will monitor our assets to ensure that at least 55% of our assets consist of qualifying real estate assets, and that at least 80% of our assets consist of qualifying real estate assets and real estate-related assets. We expect, when required due to the mix of our investments, to acquire pools of whole loan MBS for compliance purposes. Investments in such pools may not represent an optimum use of our investable capital when compared to the available investments we target pursuant to our investment strategy.

Competition

Our net income will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. we believe that our principal competitors in the business of acquiring and holding MBS of the type we intend to acquire are financial institutions such as, specialty savings and loan associations, banks, insurance companies, mutual funds, institutional investors, investment banking firms, hedge funds, and other mortgage REITS. Some of these entities may not be subject to the same regulatory constraints, such as the REIT compliance rules or maintain an exemption to the 1940 Act. In addition, there are numerous mortgage REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than we are, have access to greater capital and other resources and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions may attract more competitors, which may increase the competition for sources of financing. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of our common stock.

In the face of this competition, we expect to have access to our Manager’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. We expect that these relationships will enable us to compete more effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. We may not, however, be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see “Risk Factors — Risks Related To Our Business — We operate in a highly competitive market for investment opportunities and more established competitors may be able to compete more effectively for investment opportunities than we can.”

Staffing

We will be managed by our Manager pursuant to the management agreement between our Manager and us. All of our officers are employees of Federated or its affiliates, including our Manager. We will have no employees upon completion of this offering other than our officers. See “Our Manager and the Management Agreement—Management Agreement.”

Legal Proceedings

Neither we nor our Manager is currently subject to any legal proceedings which it considers to be material.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

We are externally advised and managed by our Manager. All of our officers are employees of Federated or its affiliates, including our Manager. The executive offices of our Manager are located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 and the telephone number of our Manager’s executive offices is (412) 288-1900.

Officers of Our Manager

The following sets forth certain information with respect to the key executive officers and employees of our Manager:

Name	Age	Position with our Manager
John B. Fisher	51	President and Chief Executive Officer
Robert J. Ostrowski	44	Senior Vice President, Chief Investment Officer - Taxable Fixed Income
Todd A. Abraham	42	Vice President and Senior Portfolio Manager
Randall S. Bauer	50	Vice President and Senior Portfolio Manager
Liam O’Connell	31	Assistant Vice President, Portfolio Manager and Senior Investment Analyst

Biographical Information

John B. Fisher is President and Chief Executive Officer of Federated Advisory Companies. Federated Advisory Companies include the following subsidiaries of Federated: Federated Advisory Services Company, Federated Equity Management Company of Pennsylvania, Federated Global Investment Management Corp., Passport Research Limited, Federated Investment Counseling, Federated Investment Management Company and Federated MDTA LLC. He has also served as Vice President of Federated since 1998. He previously served as President of the Institutional Sales Division of Federated Securities Corp., a wholly owned subsidiary of Federated in which capacity he was responsible for the distribution of Federated’s products and services to investment advisers, insurance companies, retirement plans and corporations. Mr. Fisher received a B.A. from the College of the Holy Cross.

Robert J. Ostrowski is a Senior Vice President and the Chief Investment Officer – Taxable Fixed Income of FIC. Mr. Ostrowski received a M.S.I.A. from Carnegie Mellon University and a Bachelors Degree from Westminster College.

Todd A. Abraham, CFA is a Vice President and Senior Portfolio Manager of FIC. Mr. Abraham is co-head of the Government and Mortgage Group at Federated and is responsible for portfolio management of products with investment concentrations in U.S. Government, agency and mortgage-backed securities. He joined Federated in 1993. Mr. Abraham received a B.S. from Indiana University of Pennsylvania, and a M.B.A. from Loyola College, and he is a member of the CFA Society of Pittsburgh.

Randall S. Bauer, CFA is a Vice President and Senior Portfolio Manager of FIC. Mr. Bauer is head of the Structured Products Group at Federated and is responsible for management and administration of structured product portfolios as well as portfolio management of products with investment concentrations in investment grade securities. He joined Federated in 1989. Mr. Bauer received a B.A. from the University of Pennsylvania and a M.B.A. from The Pennsylvania State University, and he is a member of the CFA Society of Pittsburgh.

Liam O’Connell, CFA is an Assistant Vice President, Portfolio Manager, and Senior Investment Analyst of FIC, and is responsible for research and portfolio management of products with investment concentrations in U.S. government, agency and mortgage-backed securities. He joined Federated in 2003. Mr. O’Connell received a B.S. from the Webb Institute of Naval Architecture, a M.B.A. from the MIT Sloan School of Management and a M.S. in Applied and Computational Mathematics from Johns Hopkins University.

Investment Committee

The role of our Investment Committee is to review and approve our investment policies, our investment portfolio holdings and related compliance with our investment policies. The Investment Committee will meet as frequently as necessary in order for us to achieve our investment objectives. Our Manager has an Investment Committee of our Manager’s professionals, consisting of Todd Abraham, Randall S. Bauer, Liam O’Connell, and Robert Ostrowski. For biographical information on the members of our Investment Committee, see “—Biographical Information.”

Management Agreement

Before the completion of this offering, we will enter into a management agreement with Federated Investment Counseling, our Manager, pursuant to which it will provide for the day-to-day management of our operations.

The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our Manager’s role as manager is under the supervision and direction of our board of directors. Our Manager is responsible for (i) the selection, purchase and sale of our portfolio investments, (ii) our financing activities, and (iii) providing us with investment advisory services. Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

(i)	serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations, any modifications to which will be approved by a majority of our independent directors;

(ii)	investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring, or disposing of investments consistent with the investment guidelines;

(iii)	with respect to prospective purchases, sales, or exchanges of investments, conducting negotiations on our behalf with sellers and purchasers and their respective agents, representatives and investment bankers;

(iv)	negotiating and entering into, on our behalf, credit finance agreements, repurchase agreements, interest rate swaps, and all other agreements and instruments required for us to conduct our business;

(v)	engaging and supervising, on our behalf and at our expense, independent contractors which provide investment banking, mortgage brokerage, securities brokerage, other financial services, due diligence services, underwriting review services, and all other services as may be required relating to our investments;

(vi)	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

(vii)	providing executive and administrative personnel, office space and office services required in rendering services to us;

(viii)	administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(ix)	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(x)	counseling us in connection with policy decisions to be made by our board of directors;

(xi)	evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies, as so modified from time to time, with our status as a REIT, and with the investment guidelines;

(xii)	counseling us regarding the maintenance of our status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause the company to qualify for taxation as a REIT;

(xiii)	counseling us regarding the maintenance of our exemption from the 1940 Act and monitoring compliance with the requirements for maintaining an exemption from the 1940 Act and using commercially reasonable efforts to cause the company to maintain such exclusion from the status as an investment company under the 1940 Act;

(xiv)	assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to relevant market opportunities;

(xv)	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

(xvi)	monitoring the operating performance of our investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xvii)	investing and re-investing any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

(xviii)	causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

(xix)	assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xx)	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act or by the NYSE;

(xxi)	assisting the company in taking all necessary actions to enable the company to make required tax filings and reports, including soliciting stockholders for information to the extent required by the provisions of the Code applicable to REITs;

(xxii)	placing, or arranging for the placement of, all orders pursuant to the Manager’s investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

(xxiii)	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with the Manager of its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

(xxiv)	using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;

(xxv)	representing and making recommendations to us in connection with the purchase and finance of assets that meet our investment objectives and the sale and commitment to sell such assets;

(xxvi)	advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxvii)	performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

(xxviii)	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its officers, stockholders, managers, directors, officers, employees, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager, will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its members and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager’s employees relating to the terms and conditions of their employment by our Manager. For the avoidance of doubt, our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment-decision making process (e.g., a transaction was effected in violation of our investment guidelines) or in the trade process (e.g., a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of the offering.

Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team, including a president, chief executive officer, chief investment officer, head of investment research, and chief financial officer, along with appropriate support personnel, to provide the management services to be provided by our Manager to us.

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on June 30, 2011 and will be automatically renewed for a one year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of a least two-thirds of our independent directors or by a vote of the holders of a majority of the outstanding shares of our common stock (other than those shares held by FII Holdings or its affiliates), based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180-days’ prior notice of any such termination. Our Manager will be paid a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

We may also terminate the management agreement, without the payment of any termination fee, with 30 days’ prior written notice from our board of directors for cause, which is defined as:

•

our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	our Manager’s fraud, misappropriation of funds, or embezzlement against us;

•	our Manager’s gross negligence of duties under the management agreement;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	the conviction of our Manager (including a plea of nolo contendere) of a felony;

•	the dissolution of our Manager; and

•	direct or indirect change of control of our Manager or FII Holdings.

We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of an assignment to another REIT or other organization which is our successor, in which case such organization shall be bound by the terms of such assignment in the same manner as we are bound under the management agreement. Our Manager may generally only assign the management agreement with the written approval of a majority of our independent directors. Our Manager, however, may assign certain of its duties under the management agreement to any of its affiliates without the approval of our independent directors if such assignment does not require our approval under the Investment Advisers Act of 1940.

Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the management agreement by providing us with 180-days’ written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate the management agreement upon 60 days, written notice. If the management agreement is terminated by the Manager upon our breach, we would be required to pay our Manager the termination fee described above.

Management Fees and Incentive Compensation

We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our Manager to conduct our operations. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month.

Base Management Fee

We will pay our Manager a base management fee quarterly in arrears in an amount equal to 1.75% per annum, calculated quarterly, of our stockholders’ equity. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock, and less any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors. The base management fee is payable independent of the performance of our investment portfolio. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

Our Manager’s base management fee shall be calculated by our Manager within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the base management fee in cash within five business days after delivery to us of our Manager’s written statement setting forth the computation of the base management fee for such quarter.

Incentive Compensation

In addition to the base management fee, our Manager is entitled to receive quarterly incentive compensation in an amount equal to 20% of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive management fee, exceeds the product of:

•	the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of shares of common stock outstanding in such quarter and

•	0.50% plus one-fourth of the average of the one month LIBOR rate for such quarter and the previous three quarters.

For the initial four quarters following this offering, Core Earnings and the LIBOR rate will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings and LIBOR rate for the initial quarter will each be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors.

Our ability to achieve returns in excess of the thresholds noted above in order for our Manager to earn the incentive compensation described in the preceding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

Our Manager will compute the quarterly incentive compensation within 30 days after the end of each fiscal quarter, and we will pay the quarterly incentive compensation with respect to each fiscal quarter within five business days following the delivery to us of our Manager’s written statement setting forth the computation of the incentive fee for such quarter.

Reimbursement of Expenses

Because our Manager’s employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager’s employees and other related expenses. The expenses required to be paid by us include, but are not limited to:

(i)	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our investments;

(ii)	costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager’s employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(iii)	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

(iv)	costs associated with the establishment and maintenance of any of our credit facilities or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

(v)	expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

(vi)	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third party vendors that is used solely for us;

(vii)	expenses incurred by managers, officers, employees and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, employees and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of our credit facilities and other indebtedness or any of our securities offerings;

(viii)	costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

(ix)	compensation and expenses of our custodian and transfer agent, if any;

(x)	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

(xi)	all taxes and license fees;

(xii)	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its employees;

(xiii)	costs and expenses incurred in contracting with third parties, including affiliates of our Manager, for the servicing and special servicing of our assets;

(xiv)	all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

(xv)	expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;

(xvi)	expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

(xvii)	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency; and

(xviii)	all other expenses actually incurred by our Manager which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

In addition, we will be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations. These expenses will be allocated between our Manager and us based on the ratio of our proportion of gross assets compared to all remaining gross assets managed by our Manager as calculated at each quarter end. We and our Manager will modify this allocation methodology, subject to our board of directors’ approval if the allocation becomes inequitable. Our Manager has waived its right to request reimbursement from us of these expenses until such time as it determines to rescind that waiver.

MANAGEMENT

Our Directors and Executive Officers

Our board of directors will consist of five members. We have appointed two directors. We have nominated three additional persons to be directors. Our board of directors has determined that our director nominees satisfy the listing standards for independence of the New York Stock Exchange, or NYSE.

The following sets forth certain information with respect to our directors and executive officers:

Name	Age	Position Held with Us
Raymond J. Hanley	47	Chief Executive Officer, President, and Director
Denis McAuley, III	61	Chief Financial Officer, Treasurer, and Director
Todd A. Abraham	42	Chief Investment Officer
Randall S. Bauer	50	Chief Operating Officer
Liam O’Connell	31	Head of Investment Research
*		Nominee to be Non executive Chairman of the Board of Directors
*		Director Nominee
*		Director Nominee

*	Independent director nominee

Biographical Information

Executive Officers

Raymond J. Hanley is President of Federated Investors Management Company. As President of Federated’s subsidiary company for corporate administration, Mr. Hanley assists in the management of finance and administration for Federated Investors, Inc. He has participated in a senior capacity in more than $1.5 billion of corporate capital raising activities. Mr. Hanley is also responsible for the development of Federated’s structured product effort, which has raised more than $2 billion in managed assets. Mr. Hanley joined Federated Investors in 1985. He has held a variety of senior positions in corporate planning, finance and administration. Mr. Hanley graduated from Carnegie-Mellon University with a B.S. degree in Administration and Management Science in 1982. He is a member of the Advisory Council for the Alex G. McKenna School of Business, Economics, and Government at St. Vincent College.

For biographical information on Messrs. Abraham, Bauer, and O’Connell see “Our Manager and the Management Agreement—Biographical Information.”

For biographical information on Mr. McAuley, see “—Directors—Class II Directors.”

Directors

Pursuant to our charter, the board of directors is divided into three classes of directors. Our Class I Directors (Messrs.              and             ) will serve until our annual meeting of stockholders in 2009, our Class II Directors (Messrs. McAuley and             ) will serve until our annual meeting of stockholders in 2010; and our Class III Director (Mr. Hanley), will serve until our annual meeting of stockholders in 2011. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. Our bylaws provide that a majority of the entire board of directors may, at any regular or special meeting called for that purpose, increase or decrease the number of directors. Unless our bylaws are amended, however, the number of directors may never be less than the minimum number required by the MGCL nor more than 15. Set forth below are the names and certain information on each of our Directors and nominees to be Directors.

Class I Directors

Two of our independent director nominees will be nominees to be one of our Class I Directors.

Class II Directors

Denis McAuley, III is one of our Class II Directors. He has served Vice President of Federated since 1999 and as Principal Accounting Officer of Federated since 2001. He also serves as Chairman and Chief Executive Officer of Federated Investors Trust Company, as President of Federated Shareholder Services Company and as Senior Vice President, Treasurer or Assistant Treasurer for various subsidiaries of Federated. Mr. McAuley is a Certified Public Accountant.

One of our independent director nominees will be a nominee to be one of our Class II Directors.

Class III Directors

Raymond J. Hanley is our Class III Director.

Corporate Governance—Board of Directors and Committees

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. A majority of our board of directors is “independent,” as determined by the requirements of the New York Stock Exchange and the regulations of the SEC. Our directors keep informed about our business at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers.

Audit Committee

Our board of directors has established an audit committee, which is composed of each of our independent directors.             chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. Each of the members of the audit committee is “financially literate” under the rules of the NYSE. The committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Our board of directors has determined that all of the directors serving on the audit committee are independent members of the audit committee under the current NYSE independence requirements and SEC rules. We believe that, at the pricing of the offering, the audit committee will meet the requirements for independence under, and the functioning of the audit committee will comply with, current rules of the SEC and NYSE.

Compensation Committee

Our board of directors has established a compensation committee, which is composed of each of our independent directors.              chairs the compensation committee, whose principal functions are to:

•	evaluate the performance of our officers;

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under our management agreement;

•	recommend to the board of directors the compensation for our independent directors; and

•	administer the issuance of any securities under our equity incentive plan to our employees or the employees of our Manager.

Our board of directors has determined that all of the directors serving on the compensation committee are independent members of the compensation committee under the current NYSE independence requirements and SEC rules. We believe that, at the pricing of the offering, the compensation committee will meet the requirements for independence under, and the functioning of the committee will comply with, current rules of the NYSE, taking into account the relevant transition rules for IPO issuers.

Nominating and Corporate Governance Committee

Our board of directors has established a nominating and corporate governance committee, which is composed of each of our independent directors.              chairs the committee, which is responsible for seeking, considering and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the nominating and corporate governance committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board. In addition, the nominating and corporate governance committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

Our board of directors has determined that all of the directors serving on the nominating and corporate governance committee are independent members of the nominating and corporate governance committee under the current NYSE independence requirements and SEC rules. We believe that, at the pricing of the offering, the nominating and corporate governance committee will meet the requirements for independence under, and the functioning of the committee will comply with, current rules of the NYSE, taking into account the relevant transition rules for IPO issuers.

Code of Business Conduct and Ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers, directors and employees and to our Manager’s officers, directors and employees when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Director Compensation

Any member of our board of directors who is also an employee of our Manager is referred to as an excluded director. Each excluded director will not receive additional compensation for serving on our board of directors. Each non-excluded director will receive an annual fee for their services of $            . The chair of each committee of the board of directors will receive an annual fee of $             for service in such capacity. Each non-excluded director will receive a fee of $             for attendance in-person at every special meeting of the board of directors or committee of the board of directors and a fee of $             for attendance at every telephonic meeting that constitutes a special meeting of the board of directors or committee of the board of directors. Fees to our non-excluded directors will be paid in cash or shares of our common stock at the election of each director. We will also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Our non-excluded directors will also be eligible to receive restricted common stock, option and other stock-based awards under our equity incentive plan.

We will compensate only those directors who are independent under the NYSE listing standards. We have not made any payments to our independent director nominees in 2008.

Executive Compensation

We have not paid, and we do not intend to pay, any annual cash compensation to our executive officers for their services as executive officers. Our executive officers will be compensated by our Manager. Our Manager has informed us that, because the services performed by these executive officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by, or paid to our executive officers by our Manager that relates solely to their services to us. Our executive officers will receive equity compensation as described below. See “—Equity Incentive Plan,” “—Equity Compensation Plan Information,” and “—Restricted Common Stock Awards.”

Equity Incentive Plan

We will adopt an equity incentive plan to provide incentives to our independent directors, employees of our Manager and its affiliates, including Federated, and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel. The equity incentive plan will be administered by the compensation committee of our board of directors. Unless terminated earlier, our equity incentive plan will terminate in 2018, but will continue to govern unexpired awards. Our equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of             % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to FII Holdings simultaneously with this offering and shares to be sold pursuant to the underwriter’s exercise of their overallotment option) at the time of the award, subject to a ceiling of              shares available for issuance under the plan.

Our equity incentive plan will permit the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code, and stock options that do not qualify as incentive stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant. The compensation committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments and the exercisability of options may be accelerated by the compensation committee.

Our equity incentive plan will also permit the granting of shares of our common stock in the form of restricted common stock. A restricted common stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine.

Unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee, may also be issued under our equity incentive plan. The compensation committee may also grant shares of our common stock, stock appreciation rights, performance awards, dividend equivalent rights, and other stock and non-stock-based awards under the incentive plan. These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain performance goals or continued employment with us through a specific period. Each award under the plan may not be exercisable more than 10 years after the date of grant.

Our board of directors may at any time amend, alter or discontinue the incentive plan, but cannot, without a participant’s consent, take any action that would diminish any of the rights of such participant under any award granted under the plan. Approval of the stockholders, however, will be required for any amendment that would, other than through adjustment as provided in the incentive plan:

•	increase the total number of shares of our common stock reserved for issuance under the incentive plan;

•	change the class of eligible participants under the incentive plan;

•	reprice any option or stock appreciation right; or

•	otherwise require such approval.

Our equity incentive plan provides that the compensation committee of our board of directors has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding performance shares and incentive awards will be earned, all or any outstanding awards may be cancelled in exchange for a payment of cash or all or any outstanding awards may be substituted for awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the equity incentive plan if there is a change in control of us.

Under our equity incentive plan, a change in control is defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of our voting shares by any person; (ii) the sale or disposition of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders immediately before such event hold less than 50% of the voting power of the surviving or resulting entity; (iv) during any two year period our directors, including subsequent directors recommended or approved by our directors, at the beginning of such period cease to constitute a majority of our board of directors; (v) stockholder approval of our liquidation or dissolution; or (vi) the adoption by our board of directors of a resolution to the effect that, in its judgment, as a consequence of any transaction or event, a change in control has effectively occurred, except, in the case of clauses (i) through (vi), if the change of control results from a transaction between us and our Manager or an affiliate of our Manager or from a termination of the management agreement for cause.

Equity Compensation Plan Information

The following table presents information as of                     , with respect to compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Stockholders	—	$—	—
Equity Compensation Plans Not Approved by Stockholders	—	$—	—
Total	—	$—	—

(1)	The amount does not give effect to the shares of restricted common stock approved to be issued to our Manager’s employees and to our independent directors under our equity incentive plan. Each independent director will be granted shares of our restricted common stock which fully vest on . The restricted common stock approved as grants to our executive officers and other employees of our Manager will vest in equal installments on the first business day of each fiscal quarter over a period of years beginning on , or all outstanding unvested shares will fully vest on the death of the individual.

Restricted Common Stock Awards

We have approved making grants of              shares of restricted common stock to our executive officers and other employees of our Manager, and our independent director nominees. Each independent director will be granted              shares of our restricted common stock which fully vest on             . In addition, our executive officers and other employees of our Manager will be granted shares of our restricted common stock which, as a group and together with the shares approved as grants to our independent directors, will be an aggregate of              shares of our common stock subject to a pro rata reduction if the aggregate proceeds of this offering are less than as set forth on the cover of this prospectus. The restricted common stock approved as grants to our executive officers and other employees of our Manager will vest in equal installments on the first business day of each fiscal quarter over a period of              years beginning on             . The restricted common stock approved as grants to our executive officers and other employees of our Manager that remain outstanding and are unvested will fully vest on the death of the individual. The              shares of our restricted common stock approved as grants to our executive officers and other employees of our Manager and to our independent directors represent approximately             % of the issued and outstanding shares of our common stock (on a fully diluted basis after giving effect to the shares issued in this offering and including shares to be sold to FII Holdings simultaneously with this offering but excluding any shares to be sold pursuant to

the underwriter’s exercise of their overallotment option) based on the assumption that              shares of our common stock will be issued in this offering. We will make distributions on shares of restricted stock which have not vested.

Indemnification and Limitation on Liability; Insurance

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding because of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party because of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party because of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

Under Maryland law, however, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We are in the process of obtaining, and expect to obtain before the closing of this offering, a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers because of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act.

PRINCIPAL STOCKHOLDERS

Immediately before the completion of this offering, there will be 1,000 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, before and after this offering, regarding the ownership of each class of capital stock by:

•	each of our directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors, director nominees and officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.

	Percentage of Common Stock Outstanding
	Immediately Before This Offering		Immediately After This Offering(1)(2)
Name	Shares Owned	Percentage	Shares Owned	Percentage
Raymond J. Hanley
Denis McAuley III
Todd A. Abraham
Liam O’Connell
(3)
(3)
(3)
All Directors, Director Nominees and Officers As a Group
FII Holdings, Inc.(4)	1,000	100%	—%

(1)	Includes shares of restricted common stock approved as grants to our independent directors and employees of our Manager.
(2)	Assumes issuance of shares offered hereby. Does not include any shares of common stock reserved for issuance upon exercise of the underwriter’s option.
(3)	Independent Director Nominee.
(4)	FII Holdings, Inc. owns our Manager.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

We will enter into a management agreement with FIC, our Manager, pursuant to which it will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. See “Our Manager and the Management Agreement—Management Agreement.”

Our chief executive officer and president, chief financial officer, head of underwriting, treasurer, controller, secretary, and head of investments also serve as employees of our Manager. As a result, the management agreement between us and our Manager negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Business—Conflicts of Interest “ and “Risk Factors—Risks Associated with Our Management and Relationship with Our Manager—There are conflicts of interest in our relationship with our Manager and Federated and its other affiliates which could result in decisions that are not in the best interests of our stockholders.”

Restricted Common Stock Awards

Our equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of             % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to FII Holdings simultaneously with this offering and shares to be sold pursuant to the underwriter’s exercise of their overallotment option) at the time of the award, subject to a ceiling of              shares available for issuance under the plan. Each independent director will be granted              shares of our restricted common stock which fully vest on             . In addition, our executive officers and other employees of our Manager will be granted shares of our restricted common stock which, as a group and together with the shares approved as grants to our independent directors, will be an aggregate of              shares of our common stock subject to a pro rata reduction if the aggregate proceeds of this offering are less than as set forth on the cover of this prospectus. The restricted common stock approved as grants to our executive officers and other employees of our Manager will vest in equal installments on the first business day of each fiscal quarter over a period of              years beginning on             . The restricted common stock approved as grants to our executive officers and other employees of our Manager that remain outstanding and are unvested will fully vest on the death of the individual. The              shares of our restricted common stock approved as grants to our executive officers and other employees of our Manager and to our independent directors represent approximately             % of the issued and outstanding shares of our common stock (on a fully diluted basis after giving effect to the shares issued in this offering and including shares to be sold to FII Holdings simultaneously with this offering but excluding any shares to be sold pursuant to the underwriter’s exercise of their overallotment option) based on the assumption that              shares of our common stock will be issued in this offering. We will make distributions on shares of restricted stock which have not vested.

Purchases of Common Stock by Affiliates

FII Holdings, our Manager’s parent, has agreed to purchase $25 million of our common stock at the initial public offering price per share in a private placement and will own approximately             % of our outstanding common stock upon completion of this offering (which percentage excludes shares to be sold pursuant to the exercise of the underwriter’s overallotment option and              shares of restricted common stock approved to be granted to our executive officers and employees of our Manager and to our independent directors, simultaneously with completion of this offering). We plan to invest the net proceeds of this offering and the simultaneous sale of shares to FII Holdings in accordance with our investment objectives and the strategies described in this prospectus.

Related Person Transaction Policies

We expect our Board of Directors to adopt a policy providing that any investment transaction between our Manager or any of its affiliates and us or any of our subsidiaries requires the prior approval of a majority of our independent directors.

We also expect our Board of Directors to adopt a policy regarding the approval of any “related person transaction”, which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the Compensation Committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

In addition, our Code of Ethics, which is reviewed and approved by our Board of Directors and provided to all our directors, officers and the persons who provide services to us pursuant to the management agreement requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of the company. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our Secretary. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his provision of services to us. Our Chief Executive Officer, Chief Financial Officer, our principal accounting officer and certain other persons who may be designated by our Board of Directors or its Audit Committee, whom we collectively refer to as our financial executives, must consult with our Secretary with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our Audit Committee.

Lack of Separate Representation

Kirkpatrick & Lockhart Preston Gates Ellis LLP is counsel to us, our Manager and Federated in connection with this offering and may in the future act as counsel to us, our Manager and Federated. There is a possibility that in the future the interests of various parties may become adverse. If such a dispute were to arise between us, our Manager or Federated, separate counsel for such matters will be retained as and when appropriate. In the event of a dispute or conflict between us, FIC, or Federated, Kirkpatrick & Lockhart Preston Gates Ellis LLP will not represent any of the parties in any such dispute or conflict.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 500,000,000 shares of common stock having a par value of $0.01 per share and up to 50,000,000 shares of preferred stock having a par value of $0.01 per share. Upon completion of this offering,              shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Code for each taxable year beginning after December 31, 2008, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, beginning after December 31, 2008, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock.

Our charter also prohibits any person from (i) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel to determine or ensure our status as a REIT.

Any attempted transfer of our securities which, if effective, would result in a violation of the foregoing restrictions will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer. If, for any reason, the transfer to the trust is ineffective, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the securities. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that the securities have been transferred to the trust, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee, however, by the amount of any dividends or distributions paid to the proposed transferee on the securities and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the securities. Upon a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing the securities will bear a legend referring to the restrictions described above or will state that we will furnish a full statement about certain transfer restrictions to a stockholder upon request and without charge.

To comply with the rules regarding qualification and taxation as a REIT, every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of all classes or series of our stock, including shares of common stock, within

30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Listing

Our common stock has been approved for listing on the New York Stock Exchange under the symbol “PNT.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is             .

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW

AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request.

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classification of Board of Directors

Pursuant to our charter, our board of directors is divided into three classes of directors. Beginning in 2008, directors of each class will be chosen for three-year terms upon the expiration of their current terms and every year one class of our directors will be elected by our stockholders. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will be able to elect all of the successors of the class of directors whose terms expire at the meeting.

Currently the number of directors in each class and the expiration of each class term is as follows:

Class I Directors	2 Directors	Expires 2009
Class II Directors	2 Directors	Expires 2010
Class III Directors	1 Director	Expires 2011

The classified board provision in our charter could have the effect of making the replacement of incumbent directors more time consuming and difficult. Two separate meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interests of our stockholders.

Number of Directors; Vacancies; Removal of Directors

Our charter provides that the number of directors is set at five, which number may be increased or decreased by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may, at any regular or special meeting called for that purpose, increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL, nor more than 15.

Our bylaws provide that any vacancy on our board of directors may be filled by a majority of the remaining directors. Any individual so elected director will hold office for the unexpired term of the director he or she is replacing. Our charter provides that a director may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. These provisions preclude stockholders from removing incumbent directors, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Our charter provides that, at such time as we have at least three independent directors and a class of our common or preferred stock is registered under the Securities Exchange Act of 1934, or the Exchange Act, we will elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualified.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) provided that the board of directors has determined that directors will he elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder, as provided for in our bylaws, and at the time of the special meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by the secretary of the company upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter, with certain exceptions, generally provides for approval of charter amendments and extraordinary transactions, which have been first declared advisable by our board of directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he, she or it otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board, as well as require that such removal be for cause (as defined in our charter), (b) unless called by our Chairman of the Board, our President, our Chief Executive Officer or the board, require the request of holders of a majority of outstanding shares to call a special meeting and (c) vest in the board the exclusive power to fix the number of directorships. Our charter also provides that at such time as Subtitle 8 becomes applicable to us, our board will have the exclusive power to fill vacancies on the board, by a vote of a majority of the remaining directors, and such vacancies will be filled until the end of the term of the class of directors in which the vacancy occurred.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding because of his or her service in any such capacity from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party because of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party because of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Upon completion of this offering, we will have outstanding an aggregate of approximately            of our common stock. In addition, our equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of            % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to FII Holdings simultaneously with this offering and shares to be sold pursuant to the underwriter’s exercise of their overallotment option) at the time of the award, subject to a ceiling of            shares available for issuance under the plan. We have also approved making grants on            of            shares of our restricted common stock to our independent directors and our Manager’s employees. Each independent director will be granted shares of our restricted common stock which fully vest on            . In addition, our executive officers and other employees of our Manager will be granted            shares of our restricted common stock which, as a group and together with the shares approved as grants to our independent directors, will be an aggregate of shares            of our common stock subject to a pro rata reduction if the aggregate proceeds of this offering are less than as set forth on the cover of this prospectus. The restricted common stock approved as grants to our executive officers and other employees of our Manager will vest in equal installments on the first business day of each fiscal quarter over a period of            years beginning on            . The restricted common stock approved as grants to our executive officers and other employees of our Manager that remain outstanding and are unvested will fully vest on the death of the individual. The            shares of our restricted common stock approved as grants to our executive officers and other employees of our Manager and to our independent directors represent approximately            % of the issued and outstanding shares of our common stock (on a fully diluted basis after giving effect to the shares issued in this offering and including shares to be sold to FII Holdings simultaneously with this offering but excluding any shares to be sold pursuant to the underwriter’s exercise of their overallotment option) based on the assumption that shares of our common stock will be issued in this offering.

The shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless the shares are held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. All shares of our common stock held by our affiliates, including our officers and directors, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below.

Rule 144

In general, under Rule 144 as currently in effect, if six months has elapsed since the date of acquisition of restricted common stock from us or any of our affiliates, and we have been a public reporting company under the Exchange Act for at least 90 days, the holder of such restricted common stock can sell the shares, provided that the number of shares sold by such person within any three-month period cannot exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. If two years have elapsed since the date of acquisition of restricted common stock from us or any of our affiliates and the holder is not one of our affiliates at any time during the three months preceding the proposed sale, such person can sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

No assurance can be given as to (i) the likelihood that an active market for our common stock will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell the securities, or (iv) the prices that stockholders may obtain for any of the securities. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the common stock. See “Risk Factors—Risks Related To Our Common Stock.”

Lock-Up Agreements

We, FII Holdings, and each of our executive officers, our directors and the persons who will become our directors upon completion of this offering have agreed with the underwriter not to offer, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock or any rights to acquire common stock for a period of 180 days after the date of this prospectus, without the prior written consent of Deutsche Bank Securities Inc., subject to specific limited exceptions. See “Underwriting.”

In connection with the 180-day restricted period with the underwriter, if either (1) during the last 17 days of the lock-up period, we release earning results or material news, or a material event relating to us occurs or (2) before the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, then in either case the expiration of the lock-up will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Deutsche Bank Securities Inc. waives, in writing, such an extension.

There are no agreements between Deutsche Bank Securities Inc. and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 180-day period. The release of any lock-ups will be considered on a case-by-case basis. Deutsche Bank Securities Inc. in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements before the expiration of the 180-day lock-up period. When determining whether or not to release shares from the lock-up agreements, Deutsche Bank Securities Inc. will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at such time.

Additionally, FII Holdings has agreed with us to a further lock-up period that will expire at the earlier of (i) the date which is three years following the date of this prospectus or (ii) the termination of the management agreement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as an Owner (as defined in the immediately succeeding paragraph) of shares of common stock, may consider relevant. Kirkpatrick & Lockhart Preston Gates Ellis LLP has acted as our tax counsel, has reviewed this section and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to an Owner of our shares of common stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular Owners of our common stock in light of their personal investment or tax circumstances, or to certain types of Owners that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “—Taxation of Owners,—Taxation of Tax-Exempt Owners” below), regulated investment companies, partnerships and other pass-through entities (including entities classified as partnerships for federal income tax purposes), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Owners,—Taxation of Foreign Owners” below) and other persons subject to special tax rules.

You should be aware that in this section, when we use the term:

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“Disqualified Organization,” we mean any organization described in section 860E(e)(5) of the Code, including:

i.	the United States;

ii.	any state or political subdivision of the United States;

iii.	any foreign government;

iv.	any international organization;

v.	any agency or instrumentality of any of the foregoing;

vi.	any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

vii.	any rural electrical or telephone cooperative;

•	“Domestic Owner.” we mean an Owner that is a U.S. Person;

•	“Foreign Owner,” we mean an Owner that is not a U.S. Person;

•	“IRS,” we mean the Internal Revenue Service;

•	“Owner,” we mean any person having a beneficial ownership interest in shares of our common stock;

•	“TMP,” we mean a taxable mortgage pool as that term is defined in section 7701(i)(2) of the Code;

•

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons before such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

The statements in this section and the opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.

This summary provides general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ending on December 31, 2008, upon filing our federal income tax return for that year. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and the owners of REIT stock. These laws are highly technical and complex.

In connection with this offering, Kirkpatrick & Lockhart Preston Gates Ellis LLP is rendering an opinion that, provided we timely elect to be taxed as a REIT on our first federal income tax return, we will qualify to be taxed as a REIT for our short taxable year ending on December 31, 2008, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2008 and subsequent taxable years. Investors should be aware that Kirkpatrick & Lockhart Preston Gates Ellis LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court.

In addition, Kirkpatrick & Lockhart Preston Gates Ellis LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests, which are described below, involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Kirkpatrick & Lockhart Preston Gates Ellis LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on our taxable income that we currently distribute to our stockholders, but taxable income generated by our domestic TRSs, if any, will be subject to regular federal (and applicable state and local) corporate income tax. We will be subject to federal tax, however, in the following circumstances:

•

We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay federal income tax at the highest corporate rate on:

•

net income from the sale or other disposition of property acquired through foreclosure, which we refer to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests by more than a de minimis amount, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure was due to reasonable cause and not due to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification.”

•

If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) 100% of any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	We may elect to retain and pay federal income tax on our net long-term capital gain. In that case, a Domestic Owner would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and any of our TRSs that are not conducted on an arm’s-length basis.

•

If (a) we recognize excess inclusion income for a taxable year as a result of our ownership of a 100% equity interest in a TMP and (b) one or more Disqualified Organizations is the record owner of shares of our common stock during that year, then we will be subject to tax at the highest corporate federal income tax rate on the portion of the excess inclusion income that is allocable to the Disqualified Organizations. We do not anticipate owning REMIC residual interests. See “—Taxable Mortgage Pools.”

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate federal income tax rate if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year. For purposes of this requirement, indirect ownership will be determined by applying attribution rules set out in section 544 of the Code, as modified by section 856(h) of the Code.

7. It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Requirements 5 and 6 will apply to us beginning with our 2009 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, however, and beneficiaries of such a trust will be treated as owning our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for federal income tax purposes. We intend to continue to comply with these requirements.

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

If a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to federal (and applicable state and local income tax) corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs and interests in mortgage loans secured by real property (including certain types of mortgage backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership). Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs. For purposes of the 10% value test, the term “securities” does not include certain “straight debt” securities.

Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.” Similarly, although stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, non-mortgage debt issued by another REIT may not so qualify.

Any regular or residual interest that we own in a REMIC will generally qualify as real estate assets. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.

We believe that most of the real estate-related securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. However, any other investment we may make in securities or instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan-to-value ratios for such mortgage loans. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Failure to Satisfy Asset Tests

If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify; and

•	income derived from certain temporary investments.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business) or any combination of these.

Gross income from the sale of inventory property (property that we hold primarily for sale to customers in the ordinary course of business) is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. Many of our investments , however, will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are generally not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

Dividends

Our share of any dividends received from any corporation (including dividends from any TRS but excluding any REIT or any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property

We currently do not intend to acquire real property with the proceeds of this offering.

Hedging Transactions

We may, from time to time, enter into hedging transactions with respect to the interest rate risk associated with our borrowings. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95% gross income test but will be treated as non-qualifying income for purposes of the 75% gross income test. To the extent that we hedge for other purposes, the resultant income or gain will be treated as income that does not qualify under the 95% gross income or 75% gross income test unless certain requirements are met. We intend to structure any hedging transaction in a manner that does not jeopardize our status as a REIT but we cannot assure you that we will be successful in this regard. We may conduct some or all of our hedging activities through a TRS, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through a partnership, qualified REIT subsidiary or other disregarded subsidiary. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Satisfy Gross Income Tests

We intend to monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our status as a REIT. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will generally be available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury Regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above under “—Taxation of Our Company,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

(A) the sum of

(i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

(ii) 90% of the net income (after tax), if any, from foreclosure property (as described below), minus

(B) the sum of certain items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the Owners of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such yea, and (iii) 100% of any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.

We may elect to retain, rather than distribute, our net capital gain and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Owners, —Taxation of Taxable Domestic Owners.”

We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year after the year in which we recognized the taxable income. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. We cannot be assured, however, any such strategy would be successful if our cash flow were to become insufficient to make the required distributions.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate stockholders may be eligible for the dividends received deduction, and individual stockholders and other non-corporate stockholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through 2010). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT until the fifth taxable year following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers or that a sale of any of our assets will be in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular federal corporate income tax rates.

Foreclosure Property

A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75% gross income test. However, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain MBS as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

We do not intend to structure or enter into financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.

If, notwithstanding our intent to avoid having the issuing entity in any of our securitization or financing transactions classified as a TMP, one or more of such transactions was so classified, then as long as we owned 100% of the equity interests in the issuing entity, all or a portion of the income that we recognize with respect to our investment in the issuing entity will be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue regulations on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable income for that year.

Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we would be required to notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Foreign Owners who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to United States federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more Disqualified Organizations are record holders of shares of common stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose stock ownership gave rise to the tax. To the extent that our common stock owned by Disqualified Organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our common stock held by the broker/dealer or other nominee on behalf of the Disqualified Organizations.

If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into any securitization or financing transaction that is a TMP in which we own some, but less than all, of the equity interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT. We cannot assure you that we will be successful in this regard.

Taxation of Owners

Taxation of Taxable Domestic Owners

Distributions. As long as we qualify as a REIT, distributions we make to our taxable Domestic Owners out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other Owners that are not corporations generally will not be eligible for the 15% reduced rate of tax currently (through 2010) in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate Owner will be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our common stock. However, corporate Owners may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of individuals, trusts and estates, and 35% in the case of corporations.

Rather than distribute our net capital gains, we may elect to retain and pay the federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the federal income tax we pay and (iii) increase the basis in your common stock by the difference between your share of the capital gain and your share of the credit.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our common stock you own, but rather, will reduce your adjusted tax basis in your common stock. Assuming that the common stock you own is a capital asset, to the extent that such distributions exceed your adjusted tax basis in the common stock you own, you must include them in income as long-term capital gain (or short-term capital gain if the common stock has been held for one year or less).

If we declare a dividend in October, November or December of any year that is payable to stockholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “—Taxable Mortgage Pools.”

Dispositions of Our Stock. Any gain or loss you recognize upon the sale or other disposition of our common stock will generally be capital gain or loss for federal income tax purposes, and will be long-term capital gain or loss if you held the common stock for more than one year. In addition, any loss you recognize upon a sale or exchange of our common stock that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

If you recognize a loss upon a disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations related to “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, significant penalties are imposed for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

Amounts that you are required to include in taxable income with respect to our common stock you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our common stock, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of common stock. Generally, income you recognize with respect to our common stock will be treated as investment income for purposes of the investment interest limitations.

Information Reporting and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

I.	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

II.	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your income tax liability. For a discussion of the backup withholding rules as applied to foreign owners, see “—Taxation of Foreign Owners.”

Taxation of Tax-Exempt Owners

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that a tax-exempt Owner (i) has not held our common stock as “debt financed property” within the meaning of the Code and (ii) has not used our common stock in an unrelated trade or business, amounts that we distribute to tax-exempt Owners generally should not constitute UBTI. However, a tax-exempt Owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

Tax-exempt Owners that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, exempt from taxation under special provisions of the federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our stock or (b) a group of pension trusts each holding more than 10% of our stock collectively owns more than 50% of the value of our stock. However, the restrictions on ownership and transfer of our stock, as described under “Description of Capital Stock—Restrictions on Ownership and Transfer” are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our stock, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Owners

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our common stock applicable to a Foreign Owner.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having Foreign Owners as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

Ordinary Dividend Distributions. The portion of dividends received by a Foreign Owner payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Foreign Owner will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a Foreign Owner will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our common stock. In cases where the dividend income from a Foreign Owner’s investment in our common stock is (or is treated as) effectively connected with the Foreign Owner’s conduct of a U.S. trade or business, the Foreign Owner generally will be subject to U.S. tax at graduated rates, in the same manner as Domestic Owners are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Foreign Owner that is a foreign corporation). If a Foreign Owner is the record holder of shares of our common stock, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Foreign Owner unless:

•	a lower income treaty rate applies and the Foreign Owner provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the Foreign Owner provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

Non-Dividend Distributions. Distributions we make to a Foreign Owner that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the Foreign Owner’s adjusted tax basis in our common stock at the time of the distribution and, as described below, the Foreign Owner would otherwise be taxable on any gain from a disposition of our common stock. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A Foreign Owner may, however, seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the IRS by the Foreign Owner.

Capital Gain Dividends. Distributions that we make to Foreign Owners that are attributable to our disposition of U.S. real property interests (“USRPI,” which term does not include interests in mortgage loans and mortgage backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the Foreign Owner is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury Regulations interpreting the FIRPTA provisions of the Code impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to Foreign Owners, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a Foreign Owner so long as (i) our common stock is regularly traded (as defined by applicable Treasury Regulations) on an established securities market, and (ii) the Foreign Owner owns (actually or constructively) no more than 5% of our common stock at any time during the one-year period ending with the date of the distribution.

Dispositions of Our Stock. Unless our common stock constitutes a USRPI, a sale of our common stock by a Foreign Owner generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our common stock will constitute a USRPI. Our common stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our common stock will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by foreign owners.

Even if we do not constitute a domestically controlled REIT, a Foreign Owner’s sale of our common stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) our stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling Foreign Owner has owned (actually or constructively) 5% or less of our outstanding common stock at all times during a specified testing period.

If gain on the sale of our stock were subject to taxation under FIRPTA, the Foreign Owner would generally be subject to the same treatment as a Domestic Owner with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Foreign Owner in two cases. First, if the Foreign Owner’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Foreign Owner, the Foreign Owner will generally be subject to the same treatment as a Domestic Owner with respect to such gain. Second, if the Foreign Owner is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax. Our common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Other Tax Consequences

Possible Legislative or Other Actions Affecting Tax Consequences.

Prospective investors should recognize that the present federal income tax treatment of an investment in our common stock may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our common stock.

State and Local Taxes.

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, Deutsche Bank Securities Inc. has agreed to purchase from us the following respective number of shares of common stock at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of shares
Deutsche Bank Securities Inc.

Total

The underwriting agreement provides that the obligations of the underwriter to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the shares of common stock offered by this prospectus, other than those covered by the over-allotment option described below, if any of these shares are purchased.

We have been advised by the underwriter that the underwriter proposes to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $            per share under the public offering price. The underwriter may allow, and these dealers may re-allow, a concession of not more than $            per share to other dealers. After the initial public offering, the underwriter may change the offering price and other selling terms.

We have granted to the underwriter an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to            additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The underwriter may exercise this option only to cover over-allotments made in connection with the sale of the common stock offered by this prospectus. To the extent that the underwriter exercises this option, the underwriter will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to the total number of shares of common stock offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriter to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the            shares are being offered.

The underwriting discounts and commissions per share are equal to the public offering price per share of common stock less the amount paid by the underwriter to us per share of common stock. The underwriting discounts and commissions are            % of the initial public offering price. We have agreed to pay the underwriter the following discounts and commissions, assuming either no exercise or full exercise by the underwriter of the underwriter’s over-allotment option:

Total Fees
	Fee per Share	Without Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment Option
Discounts and commissions paid by us	$	$	$

In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $            million.

We have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect of any of these liabilities.

Each of our executive officers and directors, members of our Investment Committee, FII Holdings, and our Manager will agree with the underwriter, subject to certain exceptions, not to offer, sell, pledge, contract to sell (including any short sale), grant any options to purchase or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons for a period of 180 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of Deutsche Bank Securities Inc. This consent may be given at any time without public notice. Transfers or dispositions may be made during the lock-up period in the case of gifts or for estate planning purposes where the donee signs a lock-up agreement.

We have entered into a similar agreement for a 180-day period with the underwriter except that without such consent we may grant options and issue shares pursuant to our 2008 Equity Incentive Plan. There are no agreements between Deutsche Bank Securities Inc. and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 180-day period.

Additionally, FII Holdings has agreed with us to a further lock-up period that will expire at the earlier of (i) the date which is three years following the date of this prospectus or (ii) the termination of the management agreement.

The underwriter has advised us that the underwriter does not intend to confirm sales to any account over which they exercise discretionary authority.

In connection with the offering, the underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of common stock from us in the offering. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are any sales in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriter is concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriter in the open market prior to the completion of the offering.

The underwriter may impose a penalty bid. This occurs when the underwriter repays to other underwriters, if any, a portion of the underwriting discount received by it because the representative of the underwriters has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

A prospectus in electronic format may be made available on web sites maintained by the underwriter. Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part.

Deutsche Bank Securities Inc. and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us and our affiliates. As of February 28, 2008, we had no obligations under repurchase agreements outstanding with Deutsche Bank Securities Inc.

Pricing of this Offering

Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price per share of our common stock will be determined by negotiation among us and the underwriter. Among the primary factors that will be considered in determining the public offering price are:

•	prevailing market conditions;

•	our results of operations in recent periods;

•	the present stage of our development;

•	the market capitalizations and stages of development of other companies that we and the underwriter believe to be comparable to our business; and

•	estimates of our business potential.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Kirkpatrick & Lockhart Preston Gates Ellis LLP, Washington, D.C. In addition, the description of federal income tax consequences contained in the section of the prospectus entitled “Certain Federal Income Tax Considerations” is based on the opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP. The validity of the common stock offered hereby will be passed upon for the underwriters by Sullivan & Cromwell LLP, Los Angeles, California. Sullivan & Cromwell LLP will rely upon the opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP as to matters of Maryland law.

EXPERTS

The financial statement included in this prospectus has been audited by             , an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

[Audited Financial Statements to be filed by Pre-Effective Amendment]

F-1

You should rely only on information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriter has not, authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities, and this prospectus is not an offer to sell or a solicitation of an offer to buy shares in any state or jurisdiction where an offer or sale of shares would be unlawful. The information in this prospectus and any free writing prospectus prepared by us may be accurate only as of their respective dates.

Until                      , 2008 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[LOGO]

Point Asset Management, Inc.

Shares

Common Stock

Deutsche Bank Securities

Prospectus

                    , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

SEC registration fee	$9,825
Financial Industry Regulatory Authority filing fee	*
New York Stock Exchange listing fee	*
Legal fees and expenses (including Blue Sky fees)	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*	To be furnished by amendment.

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

FII Holdings, our Manager’s parent, has purchased 1,000 shares of our common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.	Indemnification of Directors and Officers.

Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (or Maryland General Corporation Law or MGCL) provides that a Maryland corporation may indemnify any director or officer of a corporation who is made a party to any proceeding because of service in that capacity unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the person actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director or officer has met the applicable standard of conduct. On the other hand, unless limited by the corporation’s charter, the director or officer must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors and officers.

Our charter provides that our directors and officers will, and our employees and agents in the discretion of our board of directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty or committed in bad faith and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision providing for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law.

We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings resulting from such director or officer being or having been a director or officer, and certain liabilities which might be imposed as a result of these actions, suits or proceedings.

Item 35.	Treatment of Proceeds from Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

(b) Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement among Point Asset Management, Inc. and the underwriter named therein

1.2*	Form of Stock Purchase Agreement between Point Asset Management, Inc. and FII Holdings, Inc.

3.1*	Form of Articles of Amendment and Restatement of Point Asset Management, Inc.

3.2*	Bylaws of Point Asset Management, Inc.

4.1*	Specimen Common Stock Certificate of Point Asset Management, Inc.

5.1*	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP (including consent of such firm)

8.1*	Tax Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP (including consent of such firm).

10.1*	Form of Management Agreement

10.2*	Equity Incentive Plan

10.3*	Form of Restricted Common Stock Award

10.4*	Form of Stock Option Grant

23.1*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1)

23.2*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	To be filed by amendment

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on February 29, 2008.

Point Asset Management, Inc.

By:	/s/ Raymond J. Hanley
Raymond J. Hanley
President and Chief Executive Officer

Each person whose signature appears below hereby authorizes Raymond J. Hanley and Denis McAuley, III, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Raymond J. Hanley	Chief Executive Officer, President, and Director	February 29, 2008
Raymond J. Hanley	(principal executive officer)

/s/ Denis McAuley, III	Chief Financial Officer, Treasurer, and Director	February 29, 2008
Denis McAuley, III	(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement among Point Asset Management, Inc. and the underwriter named therein

1.2*	Form of Stock Purchase Agreement between Point Asset Management, Inc. and FII Holdings, Inc.

3.1*	Form of Articles of Amendment and Restatement of Point Asset Management, Inc.

3.2*	Bylaws of Point Asset Management, Inc.

4.1*	Specimen Common Stock Certificate of Point Asset Management, Inc.

5.1*	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP (including consent of such firm)

8.1*	Tax Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP (including consent of such firm).

10.1*	Form of Management Agreement

10.2*	Equity Incentive Plan

10.3*	Form of Restricted Common Stock Award

10.4*	Form of Stock Option Grant

23.1*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1)

23.2*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	To be filed by amendment